                                               Filed pursuant to Rule 424(b)(5)
                                                     Registration No. 333-55904
P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated March 2, 2001)

               6,000,000 Upper DECS/SM/ Equity Income Securities
                    Consisting of 6,000,000 Corporate Units

        [LOGO] Dominion
                        [LOGO OF DOMINION RESOURCES INC.]
                           DOMINION RESOURCES, INC.

                                 -------------

   Each Upper DECS Equity Income Security being offered will be a Corporate Unit, which is a unit consisting of a stock purchase contract and a senior note issued by Dominion.

   . The stock purchase contract will obligate the holder to purchase from Dominion, no later than May 15, 2006, for a price of $50, the following number of common shares of Dominion:

     . if the average closing price of the common shares over the 20-trading day period ending May 10, 2006, equals or exceeds $81.33, 0.6148 common shares;

     . if the average closing price over the period is less than $81.33 but greater than $59.80, a number of common shares equal to $50 divided by the average closing price; and

     . if the average closing price over the period is less than or equal to $59.80, 0.8361 common shares.

   . The senior note will have a principal amount of $50. The holder will pledge the senior note to secure the holder's obligation to purchase the common shares under the related stock purchase contract.

   . Payments will accumulate under the stock purchase contracts and the senior notes at the combined rate of 8.75% per year, payable on February 15, May 15, August 15 and November 15, of each year, beginning May 15, 2002.

   We have applied to list the Corporate Units on the New York Stock Exchange, or NYSE, under the symbol "D PrU." On March 13, 2002, the last reported sale price of our common stock on the NYSE was $60.60 per share.

    Investing in the Corporate Units involves risks. For a description of these risks, see "Risk Factors" beginning on page S-13.

   The underwriter has agreed to purchase the Corporate Units from Dominion for a purchase price of $48.50 per Corporate Unit. The proceeds to Dominion from the sales of the Corporate Units will be $291,000,000.

   The Corporate Units may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

   The underwriter may also purchase up to an additional 600,000 Corporate Units from us for $48.50 per unit within 30 days of the date of this prospectus supplement to cover overallotments, if any.

   Under a separate prospectus supplement, we are concurrently offering 9,400,000 shares of our common stock, excluding any overallotment option. This offering and the common stock offering are not contingent upon each other.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The Corporate Units will be ready for delivery on or about March 20, 2002.

                                 -------------

                             Salomon Smith Barney
March 13, 2002
                 /SM/Service mark of Salomon Smith Barney Inc.

ABOUT THIS PROSPECTUS SUPPLEMENT

  This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Equity Income Securities we are offering and certain other matters relating to us and our financial condition. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the Equity Income Securities we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the Equity Income Securities in the prospectus supplement differs from the description of stock purchase contracts and stock purchase units in the accompanying base prospectus, you should rely on the information in the prospectus supplement.

  You should rely only on the information contained in this document or to which this document refers you. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document. Our business, financial condition, results of operations and prospects may have changed since that date.



                               TABLE OF CONTENTS

        Prospectus Supplement                          Prospectus


                                                             Page
                                                             ----
               Where You Can Find More Information..........  S-3
               Forward-Looking Information..................  S-3
               Prospectus Supplement Summary................  S-4
               Risk Factors................................. S-13
               Dominion..................................... S-16
               Use of Proceeds.............................. S-19
               Common Share Dividends and Price Range....... S-20
               Capitalization............................... S-21
               Ratio of Earnings to Fixed Charges........... S-22
               Accounting Treatment......................... S-22
               Description of the Equity Income Securities.. S-23
               Description of the Purchase Contracts........ S-26
               Certain Provisions of the Purchase Contracts,
                 the Purchase Contract Agreement and the
                 Pledge Agreement........................... S-37
               Description of the Senior Notes.............. S-40
               Book-Entry Procedures and Settlement......... S-48
               United States Federal Income Tax
                 Consequences............................... S-50
               ERISA Considerations......................... S-61
               Underwriting................................. S-64
               Legal Matters................................ S-66
               Experts...................................... S-66

                                                              Page
                                                              ----
              About This Prospectus..........................   2
              Where You Can Find More Information............   2
              Dominion.......................................   3
              The Trust......................................   4
              Use of Proceeds................................   4
              Ratio of Earnings to Fixed Charges.............   4
              Description of Debt Securities.................   5
              Additional Terms of Senior Debt Securities.....  13
              Additional Terms of the Junior Subordinated
                Debentures...................................  14
              Description of the Trust Preferred Securities..  16
              Description of the Guarantee...................  27
              Relationship Among the Trust Preferred
                Securities, the Guarantee and the Junior
                Subordinated Debentures Held by the Trust....  30
              Accounting Treatment...........................  31
              Description of Capital Stock...................  31
              Virginia Stock Corporation Act and the Articles
                and the Bylaws...............................  33
              Description of Stock Purchase Contracts and
                Stock Purchase Units.........................  35
              Plan of Distribution...........................  36
              Legal Opinions.................................  37
              Experts........................................  37

WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), until such time as all of the securities covered by this prospectus supplement have been sold:

.. Annual Report on Form 10-K for the year ended December 31, 2001; and


.. Current Reports on Form 8-K/A and Form 8-K, filed January 11, 2002 and
  January 29, 2002

  You may request a copy of these filings, at no cost, by writing or telephoning us at: Corporate Secretary, Dominion, 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

FORWARD-LOOKING INFORMATION

  We have included certain information in this document which is "forward looking information" as defined by the Private Securities Litigation Reform Act of 1995. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this document. This information, by its nature, involves estimates, projections, forecasts and uncertainties that could cause actual results or outcomes to differ substantially from those expressed.

  Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, and we refer you to that report for further information. The factors identified include weather conditions, fluctuations in energy-related commodities prices and the effect these could have on our earnings and the underlying value of our assets, trading counterparty credit risk, capital market conditions, the risks of operating businesses in regulated industries that are in the process of becoming deregulated and completing the divestiture of Dominion Capital, Inc. and CNG International. Although we strive to mitigate market risk through our risk management activities, changes in commodity prices can have an adverse impact on earnings and asset values.

PROSPECTUS SUPPLEMENT SUMMARY

  In this prospectus supplement, the words "Dominion," "Company," "we," "our" and "us" refer to Dominion Resources, Inc., a Virginia corporation, and its subsidiaries and predecessors, unless the context otherwise indicates.

  The following summary contains basic information about this offering. It may not contain all the information that is important to you. The "Description of the Equity Income Securities," "Description of the Purchase Contracts,"
"Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Senior Notes" sections of this prospectus supplement contain more detailed information regarding the terms and conditions of the Equity Income Securities. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus.

DOMINION

  Dominion is a fully integrated gas and electric energy holding company headquartered in Richmond, Virginia. As of December 31, 2001, we had approximately $34 billion in assets.

  Our primary operating segments are:

    Dominion Energy--Dominion Energy manages our 22,000 megawatt portfolio of electric power generation, our 7,600 miles of gas transmission pipeline and a 959 billion cubic foot natural gas storage network. It also guides our generation growth strategy and our commodity trading, marketing and risk management activities. We currently operate generation facilities in Virginia, West Virginia, Connecticut, North Carolina and Illinois.

    Dominion Delivery--Dominion Delivery manages our local electric and gas distribution systems serving 3.8 million customers, our 6,000 miles of electric transmission lines and our customer service operations. We currently operate transmission and distribution systems in Virginia, West Virginia, North Carolina, Pennsylvania and Ohio. Dominion Delivery also includes our managing equity interest in Dominion Fiber Ventures, LLC, which owns Dominion Telecom with its 14,700 route-mile fiber optic network (including 4,600 route-miles of lit fiber) and related telecommunications and advanced data services located principally in the northeast quadrant of the United States.

    Dominion Exploration & Production--Dominion Exploration & Production manages our onshore and offshore oil and gas exploration and production activities including the properties acquired from our November 2001 acquisition of Louis Dreyfus Natural Gas Corp. With approximately 4.9 trillion cubic feet of proved natural gas equivalent reserves and 450 billion cubic feet of annual production, Dominion Exploration & Production is one of the nation's largest independent oil and gas operators. We operate on the outer continental shelf and deep water areas of the Gulf of Mexico, western Canada, the Appalachian Basin, the Permian Basin, the Mid-Continent Region and other selected regions in the continental United States.

  Dominion's address and telephone number are Dominion, 120 Tredegar Street, Richmond, Virginia 23219, Telephone (804) 819-2000.

THE OFFERING

Corporate Units

  Dominion is offering 6,000,000 Upper DECS Equity Income Securities, consisting of 6,000,000 Corporate Units, to the public for $50 each. Each Corporate Unit is a unit consisting of two parts:

..  a purchase contract for Dominion's common shares; and

..  a senior note.

Purchase Contract

  Dominion has entered into a purchase contract agreement with JPMorgan Chase Bank, which will act as purchase contract agent for all of the holders of the Corporate Units, and for all of the holders of the Treasury Units, described below. The purchase contract that you purchase, as a component of the Corporate Units, will be issued under the purchase contract agreement. It creates a contractual arrangement between you and Dominion for the purchase of Dominion's common shares.

  Under the purchase contract, you will be obligated to purchase, for each of your Corporate Units, common shares at a purchase price of $50. You will not be obligated to pay the purchase price, and you will not receive your common shares, until May 15, 2006, which has been set as the purchase contract settlement date. The number of common shares that you will be entitled to receive on that date will depend on the average closing price of the common shares over a 20 trading-day period prior to that date. Until you actually purchase the common shares, your obligation to pay the $50 purchase price will be secured by the senior note that is a part of your Corporate Units, which will be pledged as collateral. More information about the purchase contracts is provided under the heading "Description of the Purchase Contracts" starting on page S-26.

Senior Note

  Each Corporate Unit you purchase also will include a senior note. The principal amount of each senior note is $50. The entire principal amount of the senior notes will become due and payable on May 15, 2008.

Payments to Corporate Unit Holders

  As a holder of a Corporate Unit, you will be entitled to receive cash payments consisting of (1) payments under the purchase contract and (2) interest payments on the senior note, at a combined rate of 8.75% per year.

..  Payments under the Purchase Contract.  Dominion will pay you quarterly contract adjustment payments of $0.375 (which is equal to 3.0% per year of the $50 stated amount) on your purchase contract. Dominion will pay the contract adjustment payments on February 15, May 15, August 15 and November 15 of each year, with the first payment being made on May 15, 2002 and the
   last payment being made on    May 15, 2006, unless your purchase contract is
   settled or terminates before that date.

..  Interest Payments on the Senior Note.  In addition, Dominion will pay you quarterly cash interest payments on your senior note on the same dates that contract adjustment payments are made. You will receive an interest payment of $0.71875 each quarter. This amount is equal to 5.75% per year of the $50 principal amount. Interest payments will accumulate from March 20, 2002 and will continue until reset as described under "Settlement of Purchase Contracts; Remarketing -- Interest Rate Reset."

Limited Voting Rights

  You will not have any voting or other rights with respect to the common shares until you pay the $50 purchase price and purchase the common shares. Prior to that purchase, if you hold Corporate Units, you may vote only with respect to the modification of the senior notes.

Pledge Arrangement

  When you purchase a Corporate Unit, you will pledge the senior note that is a part of that Corporate Unit as collateral to secure your obligation to purchase common shares on May 15, 2006 under the related purchase contract. Dominion has entered into a pledge agreement under which Bank One Trust Company, N.A. will act as collateral agent and hold your senior note until the $50 purchase price has been paid. Even though your senior note will be pledged as collateral, you will be the beneficial owner of the senior note.

Treasury Units

  Once you own Corporate Units, you may create Treasury Units by substituting U.S. Treasury securities for the Dominion senior notes that are a part of the Corporate Units. A Treasury Unit will be a unit consisting of:

.. a purchase contract for Dominion's common shares that is identical to the purchase contract that is a part of the Corporate Unit; and

..  a  1/20 undivided beneficial ownership interest in a zero-coupon U.S.
   treasury security that has a principal amount at maturity of $1,000 and matures on or before May 12, 2006, the business day prior to the purchase contract settlement date (the "Treasury Security").

Terms of Substitution

  You may substitute Treasury Securities for senior notes at any time on or prior to 5:00 p.m., New York City time, on the Election Date, which is the fourth business day prior to February 15, 2006, the Initial Remarketing Date. Because the Treasury Security has a principal amount at maturity of $1,000, you must substitute Treasury Units for Corporate Units in multiples of 20. In order to make a substitution, you must:

.. for each group of 20 Corporate Units you wish to substitute, transfer a Treasury Security to Bank One Trust Company, N.A., which is acting as the securities intermediary under the pledge arrangement. The securities intermediary then will deposit the Treasury Security in the collateral account maintained under the pledge arrangement. The Treasury Security will become the collateral supporting your obligation to purchase the common shares, and the collateral agent will release $1,000 principal amount of senior notes from the pledge. Those senior notes then will be freely tradable and will not be a part of a Corporate Unit or a Treasury Unit;

..  submit your Corporate Units in multiples of 20. For each group of 20
   Corporate

  Units you submit, you will receive 20 Treasury Units; and

.. pay to the collateral agent any fees or expenses incurred in connection with the substitution.

Payments to Treasury Unit Holders

  If you substitute Treasury Units for Corporate Units, you will continue to receive contract adjustment payments under your purchase contract, but you will not receive any other distributions on the Treasury Units. Instead, you will accrue original issue discount on the Treasury Securities that you deposited with the securities intermediary. As long as you continue to own the senior notes that had been a part of your Corporate Units, you will receive interest payments on them, separately from the Treasury Units.

Recreating Corporate Units

  Once you have created Treasury Units, you may subsequently recreate Corporate Units at any time on or prior to 5:00 p.m., New York City time, on the Election Date. Because the Treasury Security has a principal amount at maturity of $1,000, you must recreate Corporate Units from Treasury Units in multiples of
20. In order to recreate Corporate Units, you must:

.. for each group of 20 Corporate Units to be recreated, transfer $1,000 aggregate principal amount of senior notes to the securities intermediary. The securities intermediary then will deposit the senior notes in the collateral account maintained under the pledge arrangement. The $1,000 principal amount of senior notes will become the collateral supporting your obligation to purchase the common shares, and the collateral agent will release the Treasury Security from the pledge. That Treasury Security then will be freely tradable and will not be a part of any Equity Income Security;

..  submit your Treasury Units in multiples of 20. For each group of 20 Treasury
   Units you submit, you will receive 20 Corporate Units; and

.. pay to the collateral agent any fees or expenses incurred in connection with the substitution.

Settlement of Purchase Contracts; Remarketing

.. Settlement of Purchase Contracts. For each purchase contract that is a part of your Corporate Units, you will be obligated to pay, on May 15, 2006, $50 to purchase Dominion's common shares. You may in certain circumstances choose to deliver a cash payment of $50. If these circumstances do not apply or if you do not deliver separate cash, your senior note held as collateral under the pledge arrangement will be remarketed and the proceeds will be used to pay the amount due under your purchase contract. Except as described below, Dominion will be responsible for all costs and expenses incurred in connection with the remarketing.

..  Remarketing of Senior Notes. On February 15, 2006, which we call the Initial
   Remarketing Date, the Underwriter will remarket:

   .  senior notes that are part of Corporate Units; and

   . senior notes that are not part of Corporate Units, including those resulting from the creation of Treasury Units, to the extent the holders of those senior notes elect to have those senior notes remarketed.

..  Remarketing Procedures.

 . Beginning on the Initial Remarketing Date, February 15, 2006, the Underwriter will use commercially reasonable efforts to sell your senior notes, together with all other senior notes being remarketed, for the remarketing value.

  If the initial remarketing is not successful, then the Underwriter may attempt to remarket the senior notes on one or more later dates until May 2, 2006, the ninth business day before the purchase contract settlement date. Between that date and May 5, 2006, the sixth business day before the purchase contract settlement date, you may elect to settle your purchase contract in cash. If you do so, you must deliver the cash to the purchase contract agent by 11:00 a.m., New York City time on May 8, 2006, the fifth business day before the purchase contract settlement date.

  If the senior notes have not been successfully remarketed before then, on May 10, 2006, the third business day before the purchase contract settlement date, the Underwriter will make a final attempt to remarket the senior notes. If this attempt is unsuccessful, a failed remarketing will have occurred.

 .  If the remarketing is successful, then:

   . your senior notes will be sold, and the interest rate on the senior notes will be reset to be the lowest rate that the Underwriter determined was necessary to allow it to receive the remarketing value;

   .  proceeds will be applied as described below; and

   .  you will receive the common shares.

..  Remarketing Value. The "remarketing value" will be equal to the sum of

  (a) unless the remarketing occurs on the third business day before the purchase contract settlement date, the value on the remarketing date of an amount of Treasury securities that will pay, on or before the quarterly interest payment date falling on the purchase contract settlement date, an amount of cash equal to the aggregate interest scheduled to be payable on that quarterly interest payment date on each senior note that is included in the remarketing, assuming for this purpose that the interest rate on the senior notes remains the initial interest rate;

  (b) the value on the remarketing date of an amount of Treasury securities that will pay, on or before the purchase contract settlement date, an amount of cash equal to $50 for each senior note that is included in the remarketing; and

  (c) an amount equal to 0.25% of the principal amount of each senior note that is included in the remarketing. This amount will be retained by the Underwriter as a remarketing fee.

.. Application of Proceeds. Unless a remarketing occurs on the third business day preceding the purchase contract settlement date, proceeds of any remarketing of senior notes that are part of Corporate Units, less the remarketing fee, will be used to purchase a Treasury portfolio equal to clauses (a) and (b) of the definition of the remarketing value, which will be pledged to secure the obligations of the holders of Corporate Units under the related purchase contracts, except as set forth below. The cash payments received in respect of the pledged Treasury portfolio and/or permitted investments underlying the Corporate Units following the remarketing will be used to satisfy the holders' obligation to purchase Dominion's common shares and to pay to holders of Corporate Units an amount equal to the next interest payment on the senior notes on the purchase contract settlement date. If a remarketing occurs on the third business day preceding the purchase contract settlement date, the proceeds of the remarketing will not be used to purchase the Treasury portfolio but such proceeds, less the remarketing fee, will be paid in direct settlement of the obligations of holders of Corporate Units to purchase Dominion's common shares.

.. Interest Rate Reset. After the senior notes have been remarketed, the interest rate on all outstanding senior notes, including those senior notes that were not remarketed, will be the rate determined by the remarketing. If the Underwriter cannot remarket the senior notes, the interest rate will be equal to a two-year benchmark rate plus a spread ranging from 300 to 700 basis points depending on the credit ratings of the senior notes at that time.

.. Failed Remarketing. If the Underwriter cannot remarket the senior notes, then Dominion, acting through the collateral agent, will be entitled to exercise its rights as a secured party and take possession of your senior notes. Your obligation to purchase the common shares then will be fully satisfied, and you will receive the common shares.

.. Alternatives to Remarketing. If you have created Treasury Units at any time before 5:00 p.m. New York City time on the Election Date and retained your senior notes and you choose not to participate in the remarketing, or if as a holder of Corporate Units you elect under the circumstances described above to pay cash for your common shares, then:

 . Dominion will receive $50 in cash from you (either directly or on settlement of Treasury Units) for each of your purchase contracts;

 .  you will receive the common shares;

 . your senior notes will be released from the pledge arrangement and distributed to you; and

 . interest payments on the senior notes will be payable at the reset rate determined by the underwriter in the remarketing.

Settlement of Treasury Units

  Unless you notify the purchase contract agent by 11:00 a.m., New York City time, on the second business day preceding the purchase contract settlement date that you will pay for the common shares with cash, and make such payment by 11:00 a.m., New York City time, on the business day preceding the purchase contract settlement date, upon settlement of the Treasury Units Dominion will receive the proceeds at maturity of the Treasury Securities being held as collateral under the pledge arrangement. This will satisfy your obligation to deliver the purchase price for the common shares, and you will receive the common shares.

Number of Common Shares Purchased

  Unless you elect to settle your purchase contracts early (see "Description of the Purchase Contracts--Early Settlement by Delivering Cash" starting on page S-31), the number of common shares you will receive under each purchase contract will depend on the average of the closing price per share (or the last reported sale price, if no closing price is reported) of the common shares as reported on the New York Stock Exchange for a period of 20 trading days ending on May 10, 2006. This date is the third trading day prior to the purchase contract settlement date. If, for any trading day, the trading of the common shares is suspended, or if the common shares do not trade at least once on the NYSE on that day, then that day will not be considered to be part of the 20-trading day period.

  The number of common shares you will receive for each Corporate Unit will be determined by one of the following settlement rates:

..  if the average closing price equals or exceeds $81.33, you will receive
   0.6148 common shares;

.. if the average closing price is less than $81.33 but greater than $59.80, you will receive a number of common shares equal to $50 divided by the average closing price, rounded upward or downward to the nearest 1/10,000th of a share; and

.. if the average closing price is less than or equal to $59.80, you will receive 0.8361 common shares.

  In certain circumstances, the applicable settlement rate will be subject to adjustment. You can find more information about the settlement rate starting on page S-28.

  Dominion will not issue any fractional common shares. If, however, you are settling more than one purchase contract, then any fractional common shares will be aggregated. For any fractional share not issuable, Dominion will pay you the value of that fractional share in cash.

Early Settlement

  You may satisfy your obligation to purchase common shares under your purchase contract before the purchase contract settlement date. If you choose early settlement, you must pay $50 in cash on or before 5:00 p.m., New York City time, on the Election Date.

  To effect early settlement:

.. you must deliver to the purchase contract agent a notice indicating your election to "settle early;"

.. you must deliver a cash payment of $50 for each purchase contract being settled;

.. you will receive, for each Corporate Unit or Treasury Unit you surrender, both:

   . 0.6148 common shares, regardless of the market price of the common shares on the date of early settlement and subject to adjustment in certain circumstances; and

   . your senior note if you are settling a Corporate Unit or a 1/20 undivided beneficial interest in a Treasury Security if you are settling Treasury Units.

  You will not receive any further contract adjustment payments from Dominion. You will continue to receive interest payments on your senior note.

  You may settle Treasury Units early only in multiples of 20.

Tax Event Redemption

  If the tax laws change or are interpreted in a way that adversely affects our tax consequences with respect to the senior notes, then we may elect to redeem the senior notes. If the senior notes are redeemed before a successful remarketing, the money received from the redemption will be used by the collateral agent to purchase a portfolio of zero-coupon U.S. Treasury securities that mature on or before each payment date of the senior notes through the purchase contract settlement date, in an aggregate amount equal to the principal on the senior notes included in Corporate Units and the interest that would have been due on such payment date on the senior notes included in Corporate Units. These Treasury securities will replace the senior notes as the collateral securing your obligations to purchase our common shares under the purchase contracts. If the senior notes are redeemed, then each unit will consist of a purchase contract for our common shares and an ownership interest in the portfolio of Treasury securities.

  After a tax event redemption has occurred, you may not recreate Corporate Units out of Treasury Units.

Termination of Purchase Contracts

  The purchase contracts will terminate immediately and automatically if certain bankruptcy, insolvency or reorganization events occur with respect to Dominion. If the purchase contracts terminate upon one of these events, then your rights and obligations under your purchase contracts also will terminate, including your right to receive accrued contract adjustment payments and your obligation to pay for, and your right to receive, common shares. Upon termination, you will receive your senior note or your Treasury Security or, if senior notes have been redeemed or remarketed, your proportionate interest in the portfolio of Treasury securities purchased with the proceeds of the redemption or remarketing. If Dominion becomes the subject of a bankruptcy case, then there may be a delay between the time the purchase contracts terminate and the time you receive your pledged senior note or Treasury Security, as the case may be. You may find more information about how the purchase contracts terminate on page S-36.

Listing on an Exchange

  Dominion's common shares are traded on the New York Stock Exchange under the ticker symbol "D."

  We have applied to list the Corporate Units on the NYSE under the symbol "D PrU." If either the Treasury Units or the senior notes are traded at a volume that satisfies applicable exchange listing requirements, then Dominion will try to list those securities on the national securities exchanges or associations on which the Corporate Units are then listed or quoted.

United States Federal Income Tax Consequences

  Because a Corporate Unit will consist of a purchase contract and a senior note, the purchase price of each Corporate Unit will be allocated between the purchase contract and the related senior note in proportion to their relative fair market values at the time of purchase. Dominion expects that at the date of issuance of the Corporate Units, the fair market value of each purchase contract will be $0 and the fair market value of each senior note will be $50.

  Dominion intends to report the contract adjustment payments as income to you, but you may want to consult your tax advisor concerning alternative characterizations.

  The senior notes will be subject to Treasury regulations concerning contingent payment debt instruments. As such, you will be subject to federal income tax on the accrual of original issue discount in respect of the senior notes.

  If you own Treasury Units you will be required to include in gross income your allocable share of any original issue discount or acquisition discount on the Treasury Securities that accrues in any year.

  Because there is no statutory, judicial or administrative authority directly addressing the tax treatment of the Equity Income Securities or instruments similar to the Equity Income Securities, you are urged to consult your own tax advisor concerning the tax consequences of an investment in the Equity Income Securities.

  For additional information, see "United States Federal Income Tax Consequences" starting on page S-50.

Use of Proceeds

  We intend to use the net proceeds from the sale of the Corporate Units for general corporate purposes, including the repayment of debt. See "Use of Proceeds" on page S-19. This debt may include a portion of our short-term debt, including commercial paper.

RISK FACTORS

  An investment in Equity Income Securities involves a number of risks. Some of these risks are risks shared with any investor in our securities; others are related to the nature of the Equity Income Securities and Corporate Units themselves. Before deciding to buy any Equity Income Securities you should carefully consider the following information, together with the other information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in this prospectus supplement about risks concerning an investment in Equity Income Securities.

  The Corporate Units consist of purchase contracts to acquire Dominion's common shares and senior notes issued by Dominion. When considering an investment in Corporate Units, you are making an investment decision with regard to the common shares and the senior notes as well as the Corporate Units. You should carefully review the information in this prospectus supplement and the accompanying prospectus about all of these securities.

Risks Relating to the Terms of the Offered Securities

The number of common shares that you will receive under a purchase contract will depend on our future common share price; you will bear the risk of decline in equity value.

  The terms of the Equity Income Securities differ from those of ordinary convertible securities. The number of common shares that you will receive upon the settlement of a purchase contract is not fixed, but instead will depend on the market value of the common shares near the time of settlement. The aggregate market value of the common shares you may receive upon settlement of the purchase contract may be more or less than the stated amount of $50 per Equity Income Security. If the market value of the common shares near the time of settlement is less than or equal to $59.80, the aggregate market value of the common shares issuable upon settlement generally will be less than $50, and the investment in the Equity Income Securities will result in a loss. Therefore, you will bear the full risk of a decline in the market value of the common shares prior to settlement of the purchase contracts. Any such loss could be substantial.

The opportunity for equity appreciation is less than for common share ownership.

  The aggregate market value of the common shares you may receive upon settlement of a purchase contract generally will exceed the stated amount of $50 only if the average closing price of the common shares over the 20-trading day period preceding settlement equals or exceeds $81.33, which we call the "Threshold Appreciation Price." The Threshold Appreciation Price represents an appreciation of approximately 34% over the current market price. Therefore, during the period prior to settlement, an investment in the Equity Income Securities affords less opportunity for equity appreciation than a direct investment in the common shares. If the applicable average closing price exceeds $59.80, which we call the "Reference Price," but falls below the Threshold Appreciation Price, you will realize no equity appreciation on the common shares for the period during which you own the purchase contract. Furthermore, if the applicable average closing price exceeds the

Threshold Appreciation Price, the value of the shares you will receive under the purchase contract will be approximately 74.5% of the value of the shares you could have purchased with $50 at the time of this offering. See "Description of the Purchase Contracts-- General" starting on page S-26 for an illustration of the number of common shares that you would receive at various average market prices.

The market price of the common shares is uncertain.

  It is impossible to know whether the market price of the common shares will rise or fall. Numerous factors influence the trading prices of the common shares including those described under "Forward-Looking Information" on page S-3. The trading prices of the Equity Income Securities will be directly affected by the trading prices of the common shares.

The number of common shares issuable upon settlement of purchase contracts will be adjusted only for certain specified transactions.

  The number of common shares issuable upon settlement of each purchase contract is subject to adjustment only for share splits and combinations, share dividends and certain other specified transactions involving Dominion. See "Description of the Purchase Contracts--Anti-Dilution Adjustments" starting on page S-34. The number of common shares issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as employee share programs, offerings of common shares for cash (including the Dominion Direct Investment dividend reinvestment and stock purchase program) or in connection with acquisitions or certain other transactions involving Dominion, which may adversely affect the price of the common shares. The terms of the Equity Income Securities do not restrict Dominion's ability to offer common shares in the future or to engage in other transactions that could dilute the common shares. Dominion has no obligation to consider the interests of the holders of the Equity Income Securities for any reason.

You will have no rights as common shareholders.

  Until you acquire common shares upon settlement of your purchase contract, you will have no rights with respect to the common shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common shares. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of common shares only as to actions for which the applicable record date occurs after the settlement date.

Trading markets for Equity Income Securities and senior notes are subject to uncertainties.

  It is impossible to predict how the Corporate Units, the Treasury Units and the senior notes will trade in the secondary market or whether the market for any of these securities will be liquid or illiquid. There currently is no secondary market for the Equity Income Securities to be issued in this offering, and there can be no assurance as to the liquidity of any trading market that may develop, the ability of holders to sell their securities in that market or whether any such market will continue.

  We have applied and expect the Corporate Units to be approved for listing on the NYSE under the symbol "D PrU." However, listing on the NYSE does not guarantee the depth or liquidity of the market for the Corporate Units. If holders of the Corporate Units convert their Corporate Units into Treasury Units by substituting Treasury Securities for the senior notes, the liquidity of the Corporate Units could be adversely affected. Moreover, if the number of Corporate Units falls below the NYSE's requirement for continued listing, whether as a result of the conversion of Corporate Units into Treasury Units or otherwise, the Corporate Units could be delisted from the NYSE, or trading in the Corporate Units could be suspended.

  The Underwriter has advised Dominion that it presently intends to make a market for the Corporate Units, the Treasury Units and the senior notes. However, it is not obligated to do so and it may discontinue any market making at any time.

Your pledged securities will be encumbered.

  Although holders of Equity Income Securities will be beneficial owners of the underlying pledged senior notes, in the case of Corporate Units, and pledged Treasury Securities, in the case of Treasury Units, those pledged securities will be pledged to secure the obligations of the holders under the purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed to withdraw their pledged securities from this pledge arrangement except in the limited circumstances described in this prospectus supplement.

Delivery of securities is subject to potential delay if Dominion becomes subject to a bankruptcy proceeding.

  Notwithstanding the automatic termination of the purchase contracts, if Dominion becomes the subject of a case under the Bankruptcy Code, imposition of an automatic stay under Section 362 of the Bankruptcy Code may delay the delivery to you of your securities being held as collateral under the pledge arrangement.

The purchase contract agent has limited obligations to you.

  The purchase contract agent will have only limited obligations to you as a holder of the Equity Income Securities under the terms of the purchase contract agreement. The purchase contract agreement is not an indenture under the Trust Indenture Act of 1939. Therefore, the purchase contract agent will not qualify as a trustee under the Trust Indenture Act, and you will not benefit from the protections of that law, such as disqualification of an indenture trustee for "conflicting interests," provisions preventing an indenture trustee from improving its own position at the expense of the security holders and the requirement that an indenture trustee deliver reports at least annually with respect to the indenture trustee and the securities. See "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement--Information Concerning the Purchase Contract Agent" on page S-39.

We may redeem the senior notes upon the occurrence of a tax event.

  We have the option to redeem the senior notes, on not less than 20 days nor more than 60 days prior written notice, in whole but not in part, at any time if a tax event occurs and continues under the circumstances described in this prospectus supplement. See "Description of the Senior Notes--Tax Event Redemption." If we exercise this option, we will redeem the senior notes at the redemption price (described later in this prospectus supplement) plus accrued and unpaid interest, if any, to the date of redemption. If we redeem the senior notes, we will pay the redemption price in cash to the holders of the senior notes. If the tax event redemption occurs prior to the successful remarketing of the senior notes, the redemption price payable to you as a holder of the Corporate Units will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase a portfolio of zero-coupon U.S. Treasury securities on your behalf, and will remit the remainder of the redemption price, if any, to you. These Treasury securities will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your senior notes are not components of Corporate Units, you, rather than the collateral agent, will receive the related redemption payments. There can be no assurance as to the effect on the market prices for the Corporate Units if we substitute the Treasury securities as collateral in place of any senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the senior notes.


Risks Relating to an Investment in Dominion

  Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our Annual Report on Form 10-K for the year ended December 31, 2001 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Factors and Cautionary Statements That May Affect Future Results," which is specifically incorporated by reference into this prospectus. See "Where You Can Find More Information" on page S-3 of this prospectus supplement.

DOMINION

  Dominion is a fully integrated gas and electric energy holding company headquartered in Richmond, Virginia. As of December 31, 2001, we had approximately $34 billion in assets.

  Our primary operating segments are:

    Dominion Energy--Dominion Energy manages our 22,000 megawatt portfolio of electric power generation, our 7,600 miles of gas transmission pipeline and a 959 billion cubic foot natural gas storage network. It also guides our generation growth strategy and our commodity trading, marketing and risk management activities. We currently operate generation facilities in Virginia, West Virginia, Connecticut, North Carolina and Illinois.

    Dominion Delivery--Dominion Delivery manages our local electric and gas distribution systems serving 3.8 million customers, our 6,000 miles of electric transmission lines and our customer service operations. We currently operate transmission and distribution systems in Virginia, West Virginia, North Carolina, Pennsylvania and Ohio. Dominion Delivery also includes our managing equity interest in Dominion Fiber Ventures, LLC, which owns Dominion Telecom with its 14,700 route-mile fiber optic network (including 4,600 route-miles of lit fiber) and related telecommunications and advanced data services located principally in the northeast quadrant of the United States.

    Dominion Exploration & Production--Dominion Exploration & Production manages our onshore and offshore oil and gas exploration and production activities, including the properties acquired from our November 2001 acquisition of Louis Dreyfus Natural Gas Corp. With approximately 4.9 trillion cubic feet of proved natural gas equivalent reserves and 450 billion cubic feet of annual production, Dominion Exploration & Production is one of the nation's largest independent oil and gas operators. We operate on the outer continental shelf and deep water areas of the Gulf of Mexico, western Canada, the Appalachian Basin, the Permian Basin, the Mid-Continent Region and other selected regions in the continental United States.

Competitive Strengths

  We believe that we are well positioned in the new energy environment based on our following competitive strengths:

    Size and Scale--Our size and scale give us the critical mass needed to provide the financial strength, flexibility and economies of scale necessary to compete in the new energy marketplace. In addition, our size has provided better access to capital and improved opportunities for expansion.

    MAIN to Maine Focus--We are concentrating our efforts in the Midwest, Northeast and Mid-Atlantic regions of the United States, which we call the "MAIN to Maine" region. In the power industry, "MAIN" means the Middle American Interconnected Network, which comprises the states of Missouri, Illinois, Wisconsin, Michigan and Indiana. The MAIN to Maine region is home to approximately 40% of the nation's demand for energy. It also has some of the nation's highest energy prices and, as a result, is rapidly moving toward industry deregulation and restructuring.

    Integrated Asset Base--We have the capability to discover and produce gas, store it, sell it or use it to generate power; we can generate electricity to sell to customers in our retail markets or in wholesale transactions. This optionality gives us the ability to produce and sell energy in whatever form we find most useful and economic. We also operate North America's largest natural gas storage system, which gives us the flexibility to provide supply when it is most economically advantageous to do so. As a fully integrated enterprise active in all aspects of the energy supply chain, we have the ability to optimize the value of our energy portfolio to maximize return on invested capital.

    Market Knowledge--We capitalize on our in-depth knowledge of our trading and customer markets. Specifically, our knowledge of the energy trading market allows us to not only manage market risks but also to maximize the value of our energy portfolio. As our industry deregulates, we know that we must remain focused on reliably and efficiently serving our customer base in order to retain existing customers and add new ones.

    Investor Focus--The financial interests of our employees and management are strongly aligned with the interests of our investor base. They own approximately 15.5 million shares and together would be Dominion's largest shareholder. Incentive programs in the form of stock options further align the interests of our employees with those of our investors.

Focused Growth

  Our growth strategy is focused on the MAIN to Maine region and building on the platform provided by our current asset base.

    Dominion Energy--We currently have 22,000 megawatts of generation capacity and expect this to grow to 26,000 megawatts by 2005. In 2001 we added the 2,000 megawatt Millstone nuclear facility in Connecticut to our portfolio and approximately 650 megawatts of gas-fired peaking generation. We have sited four new generation plants with combined capacity of approximately 2,000 megawatts along the Dominion gas pipelines in Ohio, Pennsylvania and West Virginia. Additional anticipated capacity expansion of 2,000 megawatts is also planned. To support these plans, we have contracted to acquire General Electric turbines sufficient for our generation expansion.

    Dominion Delivery--We expect continued growth in our distribution business as a result of increasing our customer base and improving our operational efficiencies through technological advances and development. We have targeted expansion of Dominion Telecom's fiber optic network by focusing on markets not primarily targeted by the expansion strategies of major telecommunications companies.

    Dominion Exploration & Production--
  Including our acquisition of Louis Dreyfus, we expect to increase our BCFe production by approximately 25% in 2002 and 15-20% through 2004. We anticipate that this growth will be primarily drill-bit driven from existing resources including our offshore and Gulf Coast exploration program and the development of properties acquired from our acquisition of Louis Dreyfus.

  Because of the changes our industry is undergoing, we continue to encounter opportunities for acquisitions of assets and business combinations that would be consistent with our strategic principles. We regularly investigate any opportunities we learn about that may increase shareholder value or build on our existing asset platform. We often participate in bidding and negotiating processes for those transactions. Any acquisitions or combinations of this type will likely require us to access external financing sources or issue additional equity. Additionally, recent capital conditions in our industry have weakened some of our competitors and may require some of our competitors to divest assets, which may increase acquisition opportunities for us.

Principal Subsidiaries

  Dominion's principal subsidiaries include Virginia Electric and Power Company (Dominion Virginia Power), a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy in Virginia and northeastern North Carolina, and CNG, a producer, transporter, distributor and retail marketer of natural gas serving customers in Pennsylvania, Ohio, West Virginia, New York and various cities in the Northeast and Mid-Atlantic and Dominion Energy, Inc., an independent power and natural gas subsidiary.

  For additional information about our company, see "Where You Can Find More Information" on page S-3 of this prospectus supplement.

USE OF PROCEEDS

  We intend to use the net proceeds from the sale of the Corporate Units for general corporate purposes, including the repayment of debt and equity contributions to subsidiaries. This debt may include a portion of our short-term debt, including commercial paper. At February 28, 2002 the weighted average maturity date of Dominion's approximately $488 million of outstanding commercial paper was approximately 38.24 days and the weighted average interest rate was 2.18%.

                    COMMON SHARE DIVIDENDS AND PRICE RANGE

  The common shares are listed on the New York Stock Exchange under the symbol "D." The following table sets forth the range of intra-day high and low sale prices, as reported on the NYSE Composite Tape, and the cash dividends declared on the common shares for the periods indicated:

 Price Range                                 High         Low         Dividends
 -----------                                ------       ------       ---------
 1999
    First Quarter.......................... $47  1/16    $36  7/8      $0.645
    Second Quarter.........................  44  13/16    36  9/16      0.645
    Third Quarter..........................  47  3/16     43            0.645
    Fourth Quarter.........................  49  3/8      39  1/4       0.645
 2000
    First Quarter.......................... $43  1/8     $34  13/16    $0.645
    Second Quarter.........................  47  1/2      38  1/16      0.645
    Third Quarter..........................  59  13/16    42  13/16     0.645
    Fourth Quarter.........................  67  15/16    50  3/4       0.645
 2001
    First Quarter.......................... $68.00       $55.31        $0.645
    Second Quarter.........................  69.99        59.47         0.645
    Third Quarter..........................  64.15        55.13         0.645
    Fourth Quarter.........................  62.97        55.30         0.645
 2002
    First Quarter (through March 13, 2002). $62.56       $57.34        $0.645

    On March 13, 2002, the last reported sale price of the common stock on the NYSE was $60.60 per share.

    Dividends on our common stock are paid as declared by Dominion's board of directors. On February 15, 2002 our board of directors declared a dividend of $0.645 per share payable on March 20, 2002 to shareholders of record on March 1, 2002. Dividends are typically paid on the 20/th of March, June, September and December. Dividends can be paid by check or electronic deposit, or may be reinvested. /

    As of December 31, 2001, we had approximately 264.7 million shares of common stock outstanding.

                                CAPITALIZATION

  The table below shows our capitalization on a consolidated basis as of December 31, 2001. The "As Adjusted for Completed or Pending Offerings" column reflects our capitalization after giving effect to our January 22, 2002 issuance of $250,000,000 3.875% Medium Term Notes; the January 30, 2002 offering by Dominion Virginia Power of $650,000,000 of 5 3/8% Senior Notes due 2007; the redemption by Dominion Virginia Power of approximately $200 million of outstanding mortgage bonds on February 8, 2002; and the March 13, 2002 agreement to sell 9,400,000 shares of our Common Stock to Salomon Smith Barney Inc. which is expected to settle on March 18, 2002 (the "Completed or Pending Offerings"), and the use of the net proceeds from the Completed or Pending Offerings.

  The "As Fully Adjusted" column reflects our capitalization after giving effect to the Completed or Pending Offerings, this offering of Equity Income Securities, and the use of the net proceeds from these offerings.

  You should read this table along with our audited financial statements contained in our most recent Annual Report on Form 10-K. See "Where You Can Find More Information" on page S-3.

                                                                December 31, 2001
                                                         -------------------------------
                                                                  As Adjusted
                                                                 for Completed
                                                                  or Pending   As Fully
                                                         Actual    Offerings   Adjusted
                                                         ------- ------------- ---------
                                                                  (in millions)
Short-term debt1........................................ $ 3,213    $ 1,965    $   1,674
Long-term debt:
   Upper DECS Equity Income Securities and other stock
     purchase units.....................................     413        413          713
   Other................................................  11,706     12,406       12,406
                                                         -------    -------    ---------
   Total................................................  12,119     12,819       13,119
Obligated mandatorily redeemable preferred securities of
  subsidiary trusts.....................................   1,132      1,132        1,132
Preferred stock.........................................     384        384          384
Total common shareholders' equity.......................   8,368      8,930     8,897/2/

                                                         -------    -------    ---------
Total capitalization.................................... $25,216    $25,230    $  25,206

                                                         =======    =======    =========

--------
1 Includes securities due within one year.

/2/ Reflects an adjustment of approximately $33 million representing the present value of the contract adjustment payments related to the Equity Income Securities.

RATIO OF EARNINGS TO FIXED CHARGES

  These computations reflect Dominion's consolidated earnings and consolidated fixed charges including proportionate interests in the earnings and fixed charges of certain other companies in which we hold an equity interest. For this ratio, earnings is determined by adding total fixed charges (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies of which at least 20% but less than 50% of total equity is owned by Dominion. For this purpose, total fixed charges consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

  The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                  Twelve Months Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------
         2001/1/                   2000/2 /                    1999                      1998                      19973
         -------                   --------                    ----                      ----                      -----
          1.82                       1.56                      2.35                      2.28                      1.91

                                                  Twelve Months Ended December 31,
----------------------------------------------------------------------------------------------------------------------------------
         2001/1/                   2000/2 /                    1999                      1998                      19973
         -------                   --------                    ----                      ----                      -----
          1.82                       1.56                      2.35                      2.28                      1.91

--------
1 Earnings for the twelve months ended December 31, 2001 includes a one-time
  $220 million charge related to the buyout of power purchase contracts and non-utility generating plants previously serving the company under long-term contracts, a one-time $40 million charge associated with the divestiture of Saxon Capital, Inc., a $281 million charge from a write-down of Dominion Capital assets, a $151 million charge associated with Dominion's estimated Enron exposure, and $105 million in restructuring charges associated with a senior management restructuring initiative announced in November and other restructuring costs. Excluding these items from the calculation above results in a ratio of earnings to fixed charges for the twelve months ended December 31, 2001 of 2.56x.
2 Earnings for the twelve months ended December 31, 2000 includes $579 million in restructuring and other acquisiton-related costs resulting from the CNG acquisition and a write-down at Dominion Capital, Inc. Dominion is required to divest its financial services business as a result of the acquisition of CNG. Excluding these items from the calculation above results in a ratio of earnings to fixed charges for the twelve months ended December 31, 2000 of 2.10x.
3 Earnings for the twelve months ended December 31, 1997 includes the one-time charge of $157 million for the windfall profits tax levied by the United Kingdom government. Excluding this charge from the calculation above results in a ratio of earnings to fixed charges for the twelve months ended December 31, 1997 of 2.12x.

ACCOUNTING TREATMENT

  The purchase contracts are forward transactions in Dominion's common shares. Upon settlement of a purchase contract, Dominion will receive the stated amount of $50 on the purchase contract and will issue the required number of common shares. The stated amount received will be credited to the common stock account in shareholders' equity. The present value of the contract adjustment payments will initially be charged to equity, with an offsetting credit to liabilities.

  Prior to the issuance of common shares upon settlement of the purchase contracts, Dominion expects that the Equity Income Securities will be considered in Dominion's earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by Dominion in the market at the average market price during the period using the proceeds receivable upon settlement. As a result, Dominion expects there will be no dilutive effect on its earnings per share except during periods when the average market price of the common shares is above the Threshold Appreciation Price.

DESCRIPTION OF THE EQUITY INCOME SECURITIES

  The following description sets forth certain terms of the Equity Income Securities. It supplements the description of the Stock Purchase Contracts and Stock Purchase Units in the accompanying prospectus and, to the extent it is inconsistent with the prospectus, replaces the description in the prospectus. The terms of the Equity Income Securities will include those stated in the purchase contract agreement between Dominion and the purchase contract agent. The following description of certain terms of the Equity Income Securities and the descriptions of certain terms of the purchase contract agreement, the purchase contracts and the pledge agreement under the captions "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Senior Notes" in this prospectus supplement and "Description of Capital Stock--Common Stock" in the accompanying prospectus contain a description of all of their material terms but do not purport to be complete. For additional information, you should refer to the forms of the purchase contract agreement, including the forms of the Equity Income Securities, and the pledge agreement, including definitions of certain terms used therein, that will be filed with the SEC as exhibits to a Current Report on Form 8-K.

Corporate Units

  Each Corporate Unit offered hereby is a unit initially consisting of:

..  a stock purchase contract under which (1) the holder will purchase from
   Dominion
  on the purchase contract settlement date (May 15, 2006), or upon early settlement, for $50, a number of newly issued common shares equal to the Settlement Rate described below under "Description of the Purchase Contracts--General" and (2) Dominion will pay contract adjustment payments to the holder; and

..  a senior note with a principal amount of $50.

  The senior note will be pledged under the pledge agreement to secure the holder's obligation to purchase common shares under the purchase contract.

  The purchase price of each Corporate Unit will be allocated between the purchase contract and the senior note comprising such Corporate Unit in proportion to their respective fair market values at the time of purchase. Dominion expects that, at the time of issuance, the fair market value of each purchase contract will be $0 and the fair market value of each senior note will be $50. Although this position will not be binding on the IRS, it will generally be binding on each beneficial owner of a Corporate Unit. See "United States Federal Income Tax Consequences--Corporate Units--Allocation of Purchase Price" on page S-51.

  So long as an Equity Income Security is in the form of Corporate Unit, the related senior note will be pledged to the collateral agent to secure the holder's obligation to purchase common shares under the related purchase contract.

Creating Treasury Units by Substituting Treasury Securities

  Each holder of Corporate Units may create Treasury Units by substituting for the senior notes that are a part of the Corporate Units a number of Treasury Securities having an aggregate principal amount equal to the aggregate principal amount of those senior notes.

  Each Treasury Unit will be a unit consisting of:

.. a stock purchase contract under which (1) the holder will purchase from Dominion on the purchase contract settlement date, or upon early settlement, for $50, a number of newly issued common shares equal to the Settlement Rate and (2) Dominion will pay contract adjustment payments to the holder; and

..  a  1/20 undivided beneficial ownership interest in a zero-coupon Treasury
   Security that has a principal amount at maturity equal to $1,000 and matures on or prior to May 12, 2006, the business day prior to the purchase contract settlement date.

  The term "business day" means any day other than Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the indenture trustee for the senior notes is closed for business.

  The Treasury Security will be pledged under the pledge agreement to secure the holder's obligation to purchase common shares under the purchase contract.

  Holders of Corporate Units may create Treasury Units at any time on or before 5:00 p.m., New York City time, on the Election Date. Because Treasury Securities are issued in integral multiples of $1,000, holders of Corporate Units may create Treasury Units only in integral multiples of 20.
  To create 20 Treasury Units, a Corporate Units holder is required to:

.. deposit with the securities intermediary a Treasury Security having a total principal amount at maturity of $1,000; and

.. transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the Corporate Units holder has deposited a Treasury Security with the securities intermediary and requesting that the purchase contract agent instruct the collateral agent to release the related $1,000 principal amount of senior notes.

  Upon receiving instructions from the purchase contract agent and confirmation of receipt of the Treasury Security by the securities intermediary, the collateral agent will cause the securities intermediary to release the related $1,000 principal amount of senior notes from the pledge and deliver them to the purchase contract agent, on behalf of the holder, free and clear of Dominion's security interest. The purchase contract agent then will:

..  cancel the 20 Corporate Units;

..  transfer the related $1,000 principal amount of senior notes to the holder;
   and

..  deliver 20 Treasury Units to the holder.

  The Treasury Security will be substituted for the senior notes and will be pledged to the collateral agent to secure the holder's obligation to purchase common shares under the related purchase contracts. The senior notes thereafter will trade separately from the Treasury Units.

  Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent in connection with substitutions of collateral.

See "Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement--Miscellaneous" on page S-40.

Recreating Corporate Units

  Each holder of Treasury Units may recreate Corporate Units by:

.. depositing with the securities intermediary $1,000 principal amount of senior notes; and

.. transferring to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that such holder has deposited $1,000 principal amount of senior notes with the securities intermediary and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury Security.

  Upon receiving instructions from the purchase contract agent and confirmation of receipt of the senior notes by the securities intermediary, the collateral agent will cause the securities intermediary to release the related Treasury Security from the pledge and deliver it to the purchase contract agent, on behalf of the holder, free and clear of Dominion's security interest therein. The purchase contract agent then will:

..  cancel the 20 Treasury Units;

..  transfer the related Treasury Security to the holder; and

..  deliver 20 Corporate Units to the holder.

  So long as a Tax Event Redemption has not occurred, holders of Treasury Units may recreate Corporate Units at any time on or before 5:00 p.m., New York City time, on the Election Date.

Current Payments

  Holders of Corporate Units will be entitled to receive aggregate cash distributions at a rate of 8.75% of the $50 purchase price per year from and
after      March 20, 2002, payable quarterly in arrears, subject to increase as described under "Description of the Purchase Contracts--Contract Adjustment Payments" starting on page S-32. The quarterly payments on the Corporate Units will consist of (1) contract adjustment payments payable by Dominion at the rate of 3.00% of the stated amount per year until May 15, 2006 and (2) cumulative cash interest payments payable on the related senior notes payable at the rate of 5.75% of the principal amount per year.

  If a holder of Corporate Units creates Treasury Units by substituting Treasury Securities for the senior notes, the only payments that such holder will receive on the Treasury Units will be the quarterly contract adjustment payments. Instead of payments with respect to any senior notes, original issue discount will accrue on the related Treasury Securities.

Listing of the Corporate Units, the Treasury Units and the Senior Notes

  We have applied to list the Corporate Units on the NYSE under the symbol "D PrU." If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, Dominion will try to cause them to be listed on the same national securities exchange as the Corporate Units are listed.

Miscellaneous

  Dominion or its affiliates may purchase from time to time any of the Equity Income Securities that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

General

  Each purchase contract that is a part of an Equity Income Security will obligate its holder to purchase, and Dominion to sell, on the purchase contract settlement date, a number of newly issued common shares equal to the rate described below (the "Settlement Rate"), for $50 in cash unless the purchase contract terminates prior to such date or is settled early at the holder's option. The number of common shares issuable upon settlement of each purchase contract on the purchase contract settlement date will be determined as follows, subject to adjustment as described under "--Anti-Dilution Adjustments" below:

.. If the Applicable Market Value (as defined below) is greater than or equal to the Threshold Appreciation Price of $81.33, then each purchase contract will be settled for 0.6148 common shares. The Threshold Appreciation Price represents an appreciation of approximately 34% above the current market price.

.. If the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, then each purchase contract will be settled for a number of common shares determined by dividing the stated amount of $50 by the Applicable Market Value.

.. If the Applicable Market Value is less than or equal to the Reference Price, then each purchase contract will be settled for 0.8361 common shares.

  For illustrative purposes only, the following table shows the number of common shares issuable upon settlement of each purchase contract at various assumed Applicable Market Values. The table assumes that there will be no adjustments to the Settlement Rate described under "--Anti-Dilution Adjustments" below. There can be no assurance that the actual Applicable Market Value will be within the range set forth below.

  Given the Reference Price of $59.80 and the Threshold Appreciation Price of $81.33, a holder of a Corporate Unit would receive on the purchase contract settlement date the following number of common shares:

                Applicable Market Value Number of Common Shares
                ----------------------- -----------------------
                        $50.00                  0.8361
                        $59.80                  0.8361
                        $70.00                  0.7143
                        $81.33                  0.6148
                        $90.00                  0.6148

  As the foregoing table illustrates, if, on the purchase contract settlement date, the Applicable Market Value is greater than or equal to $81.33, Dominion will be obligated to deliver 0.6148 common shares for each purchase contract. As a result, if the applicable market value exceeds $81.33, the value of the common shares a holder would receive under the purchase contract would be approximately 74.5% of the value of the common shares a holder could have purchased with $50 at the time of this offering. If, on the purchase contract settlement date, the Applicable Market Value is less than $81.33 but greater than $59.80, Dominion will be obligated to deliver a number of common shares equal to $50 divided by the Applicable Market Value, and Dominion would retain all appreciation in the market value of the common shares for that period. If, on the purchase contract settlement date, the Applicable Market Value is less than or equal to $59.80, Dominion will be obligated to deliver 0.8361 common shares for each purchase contract, regardless of the market price of the common shares. As a result, the holder would realize the entire loss on the decline in market value of the common shares for that period.

  The "Applicable Market Value" means the average of the Closing Prices of the common shares on each of the 20 consecutive Trading Days ending on the third Trading Day preceding the purchase contract settlement date.

  The "Closing Price" of the common shares, on any date of determination, means:

(1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the common shares on the NYSE on such date or, if the common shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common shares are so listed, or if the common shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market; or

(2) if the common shares are not so reported, the last quoted bid price for the common shares in the over-the-counter market as reported by the National Quotation Bureau or a similar organization, or, if such bid price is not available, the average of the mid-point of the last bid and ask prices of the common shares on such date from at least three nationally recognized independent investment banking firms retained for this purpose by Dominion.

  "Trading Day" means a day on which the common shares:

(1) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(2) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common shares.

  No fractional common shares will be issued by Dominion upon settlement of a purchase contract. In lieu of a fractional share, the holder will receive an amount of cash equal to such fraction multiplied by the Applicable Market Value. If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of common shares issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

  Prior to the settlement of a purchase contract, the common shares underlying the purchase contract will not be outstanding for any purpose, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a shareholder of Dominion by virtue of holding such purchase contract.

  By accepting a Corporate Unit or a Treasury Unit, a holder will be deemed to have:

.. irrevocably authorized the purchase contract agent as attorney-in-fact to enter into and perform under the related purchase contract on behalf of such holder;

.. agreed to be bound by, and to have consented to, the terms and provisions of the related purchase contract;

..  irrevocably authorized the purchase contract agent as attorney-in-fact to enter
  into and perform under the pledge agreement on behalf of such holder; and

.. agreed to be bound by the pledge arrangement contained in the pledge agreement.

  In addition, each holder of Corporate Units or Treasury Units will be deemed to have agreed to treat itself as the owner of the related senior notes, or the Treasury Securities, as the case may be, in each case for U.S. federal, state and local income and franchise tax purposes.

Settlement of Corporate Units

  For each purchase contract that is a part of a Corporate Unit, you will be obligated to pay, on May 15, 2006, the purchase contract settlement date, $50 to purchase the number of Dominion's common shares based on the settlement rate in effect on that date unless your purchase contract is terminated before that date or you exercise your early settlement right or cash settlement right. Settlement on the purchase contract settlement date of a purchase contract that is part of a Corporate Unit will occur as follows:

  . if the senior note comprising part of your Corporate Unit has been successfully remarketed, a portion of proceeds of the Treasury portfolio purchased with proceeds from the remarketing (and/or permitted investments), in the case of a remarketing before the third business day preceding the purchase contract settlement date, or cash proceeds from the remarketing, in the case of a remarketing on the third business day preceding the purchase contract settlement date, will be automatically applied to satisfy in full your obligation to pay the purchase price for the common stock and you will receive the common stock on the purchase contract settlement date;

  . if the senior note comprising part of your Corporate Unit has not been successfully remarketed on or before the ninth business day preceding the purchase contract settlement date, you may deliver (1) a notice electing to settle your purchase contract by cash on the sixth business day before the purchase contract settlement date and (2) a cash payment of $50 on the fifth business day before the purchase contract settlement date, and you will receive upon the cash settlement, the senior note that had been pledged to secure that payment and, on the purchase contract settlement date, the common shares; or

  . if the senior note comprising part of your Corporate Unit has not been remarketed on or before the third business day preceding the purchase contract settlement date, which we call a failed remarketing, Dominion will act through the collateral agent to exercise our rights as a secured party and take possession of the senior note comprising part of your Corporate Unit, in which case your obligation to pay the purchase price for the common shares will be fully satisfied and you will receive the common shares on the purchase contract settlement date.

  No purchase contract adjustment payments will accrue after the purchase contract settlement date.

Settlement of Treasury Units

  Unless you notify the purchase contract agent by the second business day preceding the purchase contract settlement date and you deliver a cash payment of $50 by 5:00 p.m., New York City time, on the business day preceding the purchase contract settlement date, we will receive the proceeds from the Treasury Securities being held as collateral under the pledge arrangement. This will satisfy your obligation to deliver the purchase price for the common shares, and you will receive the common shares on the purchase contract settlement date.

  No purchase contract adjustment payments will accrue after the purchase contract settlement date.

Settlement by Remarketing

  Under the remarketing agreement between Dominion and the Underwriter, the Underwriter will agree to use its commercially reasonable efforts to remarket all senior notes that are included in Corporate Units, as well as other senior notes whose holders elect to have them remarketed.

  The senior notes which are the subject of the remarketing will be remarketed on one or more occasions from February 15, 2006 until the ninth business day before the purchase contract settlement date and, if necessary, on the third business day preceding the purchase contract settlement date. Unless the remarketing takes place on the third business day preceding the purchase contract settlement date, the proceeds of any remarketing of senior notes that are part of Corporate Units will be used to purchase a Treasury portfolio equal to the remarketing value less the remarketing fee.

  The "remarketing value" will be equal to the sum of:

  (a) unless the remarketing occurs on the third business day before the purchase contract settlement date, the value on the remarketing date of an amount of Treasury securities that will pay, on or before the quarterly interest payment date falling on the purchase contract settlement date, an amount of cash equal to the aggregate interest scheduled to be payable on that quarterly interest payment date on each senior note that is included in the remarketing, assuming, for this purpose, that the interest rate on the senior notes remains the initial rate;

  (b) the value on the remarketing date of an amount of Treasury securities that will pay, on or before the purchase contract settlement date, an amount of cash equal to $50 for each senior note that is included in the remarketing; and

  (c) an amount equal to 0.25% of the principal amount of each senior note that is included in the remarketing. This amount will be retained by the Underwriter as a remarketing fee.

  Unless the remarketing takes place on the third business day preceding the purchase contract settlement date, the Treasury portfolio will be pledged to secure the obligations of the holders of Corporate Units under the related purchase contracts. The cash payments received when the pledged Treasury portfolio matures will be used to satisfy the holders obligation to purchase Dominion common stock on the purchase contract settlement date and to pay interest scheduled to be paid on that date.

  If a remarketing occurs on the third business day preceding the purchase contract settlement date, the proceeds of the remarketing, less the remarketing fee, will be paid to settle the obligations of participating holders of Corporate Units under their purchase contracts.

  If the Underwriter cannot establish a reset rate on the Initial Remarketing Date enabling the Underwriter to remarket the senior notes offered for remarketing at a price equal to the remarketing value, then the Underwriter may attempt to establish a new reset rate in connection with one or more subsequent attempts to remarket the senior notes until the ninth business day preceding the purchase contract settlement date and, if necessary, in a final remarketing attempt on the third business day preceding the purchase contract settlement date. Any such remarketing will be at a price equal to the remarketing value (determined on the basis of the senior notes being remarketed) on the rescheduled remarketing date.

  If the Underwriter cannot remarket the senior notes on or before the ninth business day preceding the purchase contract settlement date or on the third business day preceding the purchase contract settlement date, or the remarketing may not commence or be consummated in accordance with applicable law, a "failed remarketing" will occur, and Dominion acting through the collateral agent, will be entitled to exercise its rights as a secured party and, subject to applicable law, retain the senior notes pledged as collateral under the pledge agreement or sell them in one or more private sales. In either case, the obligations of the holders under the related purchase contracts would be deemed to be satisfied in full. If Dominion exercises its rights as a secured creditor, any accrued and unpaid interest payments on these senior notes will be paid in cash by Dominion to the purchase contract agent for payment to the holders of the Corporate Units of which those senior notes are a part to, but excluding, the purchase contract settlement date. Dominion will cause a notice of any failed remarketing to be published no later than the business day preceding the purchase contract settlement date in a daily newspaper in the English language of general circulation in New York City, which we expect to be The Wall Street Journal. We would also expect to release this information by means of Bloomberg and Reuters news services.

Notice to Settle with Cash

  If the remarketing has not occurred on or before the ninth business day preceding the purchase contract settlement date, a holder of a Corporate Unit wishing to settle the related purchase contract with cash must notify the purchase contract agent by delivering a "Notice to Settle with Cash" by 11:00 a.m., New York City time, on the sixth business day preceding the purchase contract settlement date. A holder of a Treasury Unit wishing to settle the related purchase contract with cash must notify the purchase contract agent by delivering a "Notice to Settle with Cash" by 11:00 a.m., New York City time, on the second business day preceding the purchase contract settlement date. A holder of Treasury Units wishing to settle the related purchase contract with cash must give notice and settle such contracts in increments of 20 Treasury Units.

  A holder wishing to settle with cash must deliver to the securities intermediary the cash payment in the form of a certified or cashier's check or by wire transfer, in each case in immediately available funds payable to or upon the order of the securities intermediary. Payment must be delivered by 11:00 a.m., New York City time, on the fifth business day before the purchase contract settlement date in the case of a Corporate Unit, or by 11:00 a.m., New York City time, on the business day before the purchase contract settlement date in the case of Treasury Units. Upon receipt of the cash payment, the related senior notes or Treasury Securities, as the case may be, will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Units. If the payment is not delivered by that time and date, then the related senior notes will be included in any remarketing that occurs on the third business day before the purchase contract settlement date or Dominion will receive at maturity the principal amount of the related Treasury Securities in full satisfaction of the holder's obligations under the related purchase contract.

  Any cash received by the securities intermediary upon the cash settlement described above will be invested promptly in permitted investments and paid to Dominion on the purchase contract settlement date.

Early Settlement by Delivering Cash

  You may satisfy your obligation to purchase common stock under your purchase contract at any time before 5:00 p.m., New York City time, on the Election Date by paying cash. If you choose to settle the purchase contracts by paying cash, you will be required to pay $50 in cash by 5:00 p.m., New York City time, on the Election Date. If you are settling purchase contracts that are part of Treasury Units, you will only be able to do so in multiples of 20.

  To effect early settlement, you will be required to do the following by 5:00 p.m., New York City time, on the Election Date:

  . You must deliver to the purchase contract agent a notice indicating your election to settle the purchase contracts with cash.

  . You must also deliver to the purchase contract agent a cash payment of (1)
    $50 for each purchase contract being settled and (2) if the delivery is made at any time from a record date to the next quarterly purchase contract adjustment payment date, an amount equal to the quarterly purchase contract adjustment payment payable on that purchase contract adjustment payment date with respect to the purchase contract.

  You will receive, for each Corporate Unit or Treasury Unit you surrender, both:

  . 0.6148 Dominion common shares, regardless of the closing price of the common stock on the date of early settlement but subject to specified anti-dilution adjustments; and

  . your senior note, if you are settling a Corporate Unit, or a 1/20 undivided beneficial interest in a Treasury Security, if you are settling a Treasury Unit.

  Following the early settlement of your purchase contracts, you will no longer receive any purchase contract adjustment payments unless your purchase contract is settled after a record date but before the next quarterly purchase contract adjustment payment date, in which case you will receive one final purchase contract adjustment payment. In the case of early settlement of a Corporate Unit, so long as you continue to hold your senior note, you will continue to receive interest payments on your senior note from the date of settlement and continuing until your senior note matures on May 15, 2008. Interest on your senior note will accrue at the rate of 5.75% per year to, but excluding, the earlier of the remarketing settlement date (the third business day following a successful remarketing) and the purchase contract settlement date. On and after the earlier of the remarketing settlement date and the purchase contract settlement date, interest on your senior note will accrue at the reset rate. In the case of early settlement of Treasury Units, you will receive Treasury Securities which will not pay interest but accrue original issue discount until payment of the full principal amount thereof on the maturity of such securities.

Optional Remarketing

  Holders of senior notes that are not included in Corporate Units may elect to have their senior notes included in the remarketing by delivering their senior notes with a notice of that election to the collateral agent by 5:00 p.m., New York City time, on the Election Date. The collateral agent will hold these senior notes in an account separate from the collateral account in which the senior notes pledged to secure holders of Corporate Units will be held.

  On the business day before the Initial Remarketing Date, the collateral agent will deliver these separated senior notes to the Underwriter for remarketing. The Underwriter will use its commercially reasonable efforts to remarket the separated senior notes included in the remarketing on the remarketing date at a price equal to the remarketing value. After deducting the remarketing fee of 25 basis points (0.25% of the principal amount), the Underwriter will remit to the collateral agent the remaining portion of the proceeds attributable to these senior notes for payment to these participating holders.

  If the Underwriter cannot remarket the senior notes, as described above, then the Underwriter will return the senior notes to the collateral agent to release to the holders promptly following the failed remarketing.

Contract Adjustment Payments

  Contract adjustment payments will be fixed at a rate per year of 3.00% of the $50 stated amount per purchase contract, subject to increase as described below. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period but a month or longer, on the basis of a 30-day month and (3) for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract adjustment payments will accrue from March 20, 2002 and will be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, commencing May 15, 2002, and will be made on outstanding Corporate and Treasury Units to, but not including, the purchase contract settlement date.

  If a Reset Transaction (as defined below) occurs, the rate at which the contract adjustment payments accrue will be adjusted to equal the Adjusted Contract Adjustment Payment Rate from the effective date of the Reset Transaction to, but not including, the earlier of:

..  the effective date of any later Reset Transaction, or

..  the purchase contract settlement date.

  "Reset Transaction" means a merger, consolidation or statutory share exchange to which the entity that is the issuer of the common shares for which the purchase contracts are then to be settled is a party, a sale of all or substantially all the assets of that entity, a recapitalization of the common shares or a distribution described in clause (4) of the first paragraph under "--Anti-Dilution Adjustments" below, after the effective date of which transaction or distribution the purchase contracts are then to be settled for:

.. shares of an entity that has a Dividend Yield on its common stock for its four fiscal quarters preceding the public announcement of that transaction or distribution that was more than 250 basis points (2.50%) higher than the Dividend Yield on Dominion's common shares, or other common shares then issuable upon settlement of the purchase contracts, for the four fiscal quarters preceding the public announcement of such transaction or distribution; or

.. shares of an entity that announces a dividend policy prior to the effective date of the transaction or distribution which policy, if implemented, would result in a Dividend Yield on that entity's common shares for the next four fiscal quarters that would result in such a 250 basis point increase.

  The "Adjusted Contract Adjustment Payment Rate," with respect to any Reset Transaction, will be the rate per year that is the arithmetic average of the rates quoted by two Reference Dealers selected by Dominion or its successor as the rate at which contract adjustment payments should accrue so that the fair market value, expressed in dollars, of a Corporate Unit immediately after the later of:

..  the public announcement of the Reset Transaction, or

.. the public announcement of a change in dividend policy in connection with the Reset Transaction,

will equal the average Trading Price of a Corporate Unit for the 20 Trading Days immediately preceding the date of public announcement of the Reset Transaction. However, the Adjusted Contract Adjustment Payment Rate will not be less than 3.00% per year.

  The "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid under an announced dividend policy on such security for such period divided by, if with respect to dividends paid on such security, the average Closing Price of such security during such period and, if with respect to dividends proposed to be paid on such security, the Closing Price of such security on the effective date of the related Reset Transaction.

  "Reference Dealer" means a dealer engaged in the trading of convertible securities.

  "Trading Price" of a security on any date of determination means:

.. the closing sale price or, if no closing sale price is reported, the last reported sale price of a security, regular way, on the NYSE on such date;

.. if that security is not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which that security is so listed;

.. if that security is not so listed on a United States national or regional securities exchange, the closing sale price as reported by The Nasdaq Stock Market;

..  if that security is not so reported, the price quoted by Interactive Data
   Corporation for that security or, if Interactive Data

  Corporation is not quoting such price, a similar quotation service selected by Dominion;

.. if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for such security; or

.. if that security is not so quoted, the average of the last bid and ask prices for that security from a Reference Dealer.

  Contract adjustment payments will be payable to the holders of purchase contracts as they are registered on the books and records of the purchase contract agent on the relevant record dates. So long as the Equity Income Securities remain in book-entry only form that record date will be the business day prior to the relevant payment dates. Contract adjustment payments will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts that are a part of such Equity Income Security. Subject to any applicable laws and regulations, each payment will be made as described under "--Book-Entry Issuance" below. If the Equity Income Securities do not remain in book-entry only form, the relevant record dates will be the 15th business day prior to the relevant payment dates. If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next day that is a business day and without any interest in respect of any such delay. However, if such business day is in the next calendar year, payment will be made on the prior business day.

Anti-Dilution Adjustments

  The formula for determining the Settlement Rate will be subject to adjustment (as set forth in the purchase contract) upon the occurrence of specified events, including:

  (1) the payment of dividends and other distributions on Dominion's common shares made in common shares;

  (2) the issuance to all holders of common shares of rights, options or warrants entitling them, for a period of up to 45 days, to subscribe for or purchase common shares at less than their Current Market Price;

  (3) subdivisions, splits or combinations of common shares;

  (4) distributions to all holders of common shares of evidences of indebtedness or assets, including securities but excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash;

  (5) distributions consisting exclusively of cash to all holders of common shares in an aggregate amount that, together with (a) other all-cash distributions made within the preceding 12 months and (b) any cash plus the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by Dominion or any of its subsidiaries for all or any portion of the common shares concluded within the preceding 12 months, exceeds 15% of Dominion's total market capitalization on the date of the distribution; total market capitalization is the product of the Current Market Price of the common shares multiplied by the number of common shares then outstanding; and

  (6) the successful completion of a tender or exchange offer made by Dominion or any of its subsidiaries for the common shares that involves an aggregate consideration having a fair market value that, together with
      (a) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by Dominion or any of its subsidiaries for the common shares concluded within the preceding 12 months and (b) the total amount of any all-cash distributions to all holders of Dominion's common shares made within the preceding 12 months, exceeds 15% of Dominion's total market capitalization on the expiration of such tender or exchange offer.

  "Current Market Price" per common share on any day means the average of the daily Closing Prices for the five consecutive Trading Days selected by Dominion commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common shares trade regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution.

  In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the common shares are converted into the right to receive other securities, cash or property, each purchase contract then outstanding would become, without the consent of the holder of the related Corporate Unit or Treasury Unit, as the case may be, a contract to purchase on the purchase contract settlement date only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of common shares that would have been received by the holder of the related Corporate Unit or Treasury Unit immediately prior to the date of consummation of the transaction if the holder had then settled such purchase contract.

  If at any time Dominion makes a distribution of property to its shareholders that would be taxable to shareholders as a dividend for United States federal income tax purposes (for example, distributions of evidences of indebtedness or assets of Dominion, but generally not share dividends or rights to subscribe to capital shares) and, under the Settlement Rate adjustment provisions of the purchase contract agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of the Equity Income Securities. See "United States Federal Income Tax Consequences--Purchase Contracts--Adjustment to Settlement Rate" on page S-56.

  In addition, Dominion may make such increases in the Settlement Rate as it deems advisable in order to avoid or diminish any income tax to holders of its capital shares resulting from any dividend or distribution of capital shares, or rights to acquire capital shares, or from any event treated as such for income tax purposes or for any other reason.

  Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate will be required unless the adjustment would require an increase or decrease of at least 1% in the Settlement Rate. However, any adjustments not required to be made by reason of the foregoing will be carried forward and taken into account in any subsequent adjustment.

  Whenever the Settlement Rate is adjusted, Dominion must deliver to the purchase contract agent a certificate setting forth the Settlement Rate, detailing the calculation of the Settlement Rate and describing the facts upon which the adjustment is based. In addition, Dominion must notify the holders of the Equity Income Securities of the adjustment within ten business days of any event requiring such adjustment and describe in reasonable detail the method by which the Settlement Rate was adjusted.

  Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of common shares issuable upon early settlement of a purchase contract.

  If an adjustment is made to the Settlement Rate, an adjustment also will be made to the Applicable Market Value solely to determine which Settlement Rate will be applicable on the purchase contract settlement date.

Termination

  The purchase contract agreement, the purchase contracts and the obligations and rights of Dominion and of the holders of the Equity Income Securities thereunder, including the holders' right to receive contract adjustment payments and the obligation and right to purchase and receive common shares, will terminate immediately and automatically upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Dominion.

  Upon termination, the collateral agent will release the related senior notes or Treasury Securities, as the case may be, or if senior notes have been redeemed or remarketed, your proportionate interest in the portfolio of Treasury securities purchased with the proceeds of the redemption or remarketing, from the pledge arrangement and cause the securities intermediary to transfer such senior notes or Treasury Securities to the purchase contract agent for distribution to the holders of Equity Income Securities. Upon termination, however, that release and distribution may be subject to a delay. If Dominion becomes the subject of a case under the Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. We expect any such delay to be limited. There is, however, no directly controlling legal authority with respect to the effect of a bankruptcy filing on the termination and release provisions of an instrument like the Equity Income Securities.

Pledged Securities and Pledge Agreement

  The senior notes or the portfolio of Treasury securities that are a part of the Corporate Units or, if substituted, the Treasury Securities that are a part of the Treasury Units (collectively, the "Pledged Securities") will be pledged to the collateral agent for the benefit of Dominion under the pledge agreement to secure the obligations of the holders of the Equity Income

Securities to purchase common shares under the related purchase contracts. The rights of the holders of the Equity Income Securities with respect to the Pledged Securities will be subject to Dominion's security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the Pledged Securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

  (1)to substitute Treasury Securities for the related senior notes;

  (2)to substitute senior notes for the related Treasury Securities (for both
     (1) and (2), as provided for under "Description of the Equity Income Securities--Creating Treasury Units by Substituting Treasury Securities" and "--Recreating Corporate Units" on pages S-23 and S-25);

  (3) upon delivery of specified Treasury Securities when electing not to participate in a remarketing; and

  (4)upon early settlement, settlement for separate cash or termination of the related purchase contracts.
Subject to the security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of Corporate Units will be entitled, through the purchase contract agent and the collateral agent, to all of the proportional rights and preferences of the related senior notes (or, following the remarketing or tax event redemption, the holders' proportional interest in the related Treasury portfolio), including interest payments, voting and other rights, and each holder of Treasury Units will retain beneficial ownership of the related Treasury Securities pledged in respect of the related purchase contracts. Dominion will have no interest in the Pledged Securities other than its security interest.

  The securities intermediary will distribute, upon receipt of interest on the Pledged Securities, payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from Dominion, to the holders in whose names the Equity Income Securities are registered at the close of business on the record date prior to the date of such distribution.

Book-Entry Issuance

  The depositary for the Equity Income Securities will be DTC. The Equity Income Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. The Equity Income Securities will be issued in accordance with the procedures set forth under "Book-Entry Procedures and Settlement" starting on page S-48.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS, THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT

General

  Distributions on the Equity Income Securities will be payable, the purchase contracts and documents related thereto will be settled and transfers of the Equity Income Securities will be registrable at the office of the purchase contract agent in the Borough of Manhattan, New York City. In addition, if the Equity Income Securities do not remain in book-entry form, Dominion has the option to pay distributions on the Equity Income Securities by check mailed to the address of the person entitled thereto as shown on Dominion's security register.

  No service charge will be made for any registration of transfer or exchange of the Equity Income Securities, except for any tax or other governmental charge that may be imposed in connection therewith.

Modification

  Subject to limited exceptions, Dominion and the purchase contract agent may not modify the terms of the purchase contracts or the purchase contract agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts, except that no modification may, without the unanimous consent of the holders of each outstanding purchase contract affected thereby:

..  change any payment date;

.. change the amount or type of collateral required to be pledged to secure a holder's obligations under the purchase contract, impair the right of the holder of any purchase contract to receive interest on the collateral, or otherwise adversely affect the holder's rights in or to the collateral;

.. reduce any contract adjustment payments or change the place or currency of payment;

.. impair the right to institute suit for the enforcement of a purchase contract;

.. reduce the number of common shares purchasable under a purchase contract, increase the purchase price of the common shares on settlement of any purchase contract, change the purchase contract settlement date or otherwise adversely affect the holder's rights under a purchase contract; or

.. reduce the above-stated percentage of outstanding purchase contracts whose holders' consent is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

  However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the class or, if referred to in the listed items above, all of the holders of the class.

  Subject to limited exceptions, Dominion, the collateral agent, the securities intermediary and the purchase contract agent may not modify the terms of the pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts, except that no modification may, without the unanimous consent of the holders of each outstanding Equity Income Security adversely affected thereby:

..  change the amount or type of collateral underlying an Equity Income
   Security, impair the right of the holder of any Equity Income Security to receive interest on the underlying collateral or otherwise adversely affect the holder's rights in or to the collateral;

.. otherwise effect any action that, under the purchase contract agreement, would require the consent of the holders of each outstanding Equity Income Security affected thereby; or

.. reduce the above-stated percentage of outstanding purchase contracts whose holders' consent is required for the amendment.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the class or, if referred to in the items listed above, all of the holders of the class.

No Consent to Assumption

  Each holder of Corporate Units or Treasury Units will be deemed under the terms of the purchase contract agreement, by his or her acceptance of such Units, to have expressly withheld any consent to the assumption (also known as affirmance) of the related purchase contracts by Dominion, its receiver, liquidator or trustee if Dominion becomes the subject of a case under the Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

  Dominion will agree in the purchase contract agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any other entity or group of affiliated entities unless:

.. either Dominion is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America, a state thereof or the District of Columbia and that this corporation expressly assumes all the obligations of Dominion under the purchase contracts, the purchase contract agreement and the pledge agreement by one or more supplemental agreements in form reasonably satisfactory to the purchase contract agent and the collateral agent; and

.. Dominion or that successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any covenant or condition underlying the purchase contract, the purchase contract agreement or the pledge agreement.

Governing Law

  The purchase contracts, the purchase contract agreement and the pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

  JPMorgan Chase Bank will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of the Equity Income Securities from time to time. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Equity Income Securities or the purchase contract agreement.

  The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Collateral Agent

  Bank One Trust Company, N.A. will be the collateral agent. The collateral agent will act solely as the agent of Dominion and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Equity Income Securities except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

  The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement would be effective upon the acceptance of appointment by a successor.

Information Concerning the Securities Intermediary

  Bank One Trust Company, N.A. will be the securities intermediary. All property delivered to the securities intermediary pursuant to the purchase contract agreement or the pledge agreement will be credited to a collateral account established by the securities intermediary for the collateral agent. The securities intermediary will treat the purchase contract agent as entitled to exercise all rights relating to any financial asset credited to such collateral account, subject to the provisions of the pledge agreement.

Information Concerning the Transfer Agents and Registrars

  Dominion and Continental Stock Transfer & Trust Company are transfer agents and registrars. You may contact Dominion at the address listed on page S-3 or Continental at 2 Broadway, New York, New York 10004.

Miscellaneous

  The purchase contract agreement will provide that Dominion will pay all fees and expenses related to (1) the retention of the collateral agent and the securities intermediary and (2) the enforcement by the purchase contract agent of the rights of the holders of the Equity Income Securities. However, holders who elect to substitute the related Pledged Securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution, as well as for any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted. Dominion will not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

  The following description sets forth the specific terms of the senior notes. It supplements, and should be read together with, the description of the Senior Debt Securities in the accompanying prospectus under the captions "Description of Debt Securities" and "Additional Terms of Senior Debt Securities" and, to the extent it is inconsistent with the prospectus, replaces the description in the prospectus. The senior notes form a part of the Corporate Units and, under certain circumstances, will trade separately from the purchase contracts also forming a part of the Corporate Units. The senior notes will be issued under an indenture dated as of June 1, 2000, between Dominion and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as indenture trustee, as supplemented and amended by the Tenth Supplemental Indenture, dated as of March 1, 2002. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of the material terms of the senior notes and the indenture but do not purport to be complete. For additional information, refer to the indenture that is incorporated by reference into the Registration Statement and the Tenth Supplemental Indenture and the form of senior notes that will be filed with the SEC as an exhibit to a Current Report on Form 8-K. Capitalized terms used in this section not otherwise defined in this prospectus supplement have the meanings set forth in the indenture.

General

  The senior notes will be unsecured senior obligations of Dominion. The senior notes will be limited in aggregate principal amount to $330,000,000.

  The senior notes will not be subject to a sinking fund provision. The entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on May 15, 2008.

  The senior notes will initially be issued in the form of one or more fully registered global certificates deposited with DTC. Under limited circumstances, the senior notes may be issued in certificated form in exchange for the global certificates. See "Book-Entry Procedures and Settlement" starting on page S-48. If the senior notes are issued in certificated form, the senior notes will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on senior notes issued as global certificates will be made to DTC, a successor depositary or, if no depositary is used, to a paying agent for the senior notes. If the senior notes are issued in certificated form, principal and interest will be payable, the transfer of the senior notes will be registrable and the senior notes will be exchangeable for senior notes of other denominations of a like aggregate principal amount at the corporate trust office or agency of the indenture trustee in New York City. However, at the option of Dominion, payment of interest may be made by check.

Ranking

  The senior notes will be our direct, unsecured and unsubordinated obligations, will rank equally with all of our other senior unsecured indebtedness and will rank senior in right of payment to all our subordinated indebtedness. The senior notes will be effectively subordinated to our secured debt, if any.

  Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the senior notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of senior notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of December 31, 2001, Dominion Virginia Power had approximately 3.84 million issued and outstanding shares of preferred stock. In addition to trade debt, most of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of December 31, 2001, our subsidiaries had approximately $9 billion of outstanding long-term debt (including securities due within one year).

  The indenture contains no restrictions on the amount of additional indebtedness that we may incur.

Interest

  Each senior note will bear interest at the rate of 5.75% per year from March 20, 2002 until the earlier of the remarketing settlement date or the purchase contract settlement date. At that time, the interest rate on all outstanding senior notes, whether or not a part of Corporate Units, will be reset.

  Interest will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each an "Interest Payment Date"), commencing May 15, 2002, to the person in whose name that senior note is registered, subject to certain exceptions, at the close of business on the business day preceding such Interest Payment Date. If the senior notes do not remain in book-entry only form, the record dates will be 15 business days prior to each Interest Payment Date.

  The Reset Rate will be equal to the rate per year that results from the remarketing of the senior notes as described below under "--Interest Rate Reset by Remarketing." However, if a failed remarketing occurs, the Reset Rate will be equal to (1) the Two-Year Benchmark Rate plus (2) a spread ranging from 300 to 700 basis points based on the credit ratings of the senior notes at that time.

  The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. If any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on that date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay) and with the same force and effect as if made on such date. However, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Interest Rate Reset by Remarketing

  The interest rate on all senior notes, whether or not a part of Corporate Units, will be reset to an interest rate sufficient to allow a remarketing of the senior notes that are part of the Corporate Units at a price equal to the remarketing value, except as set forth below, except that the reset interest rate may not exceed the maximum amount allowed by law. The reset rate will be determined on the remarketing date and will be effective as to all senior notes commencing on the earlier of the remarketing settlement date, which will be three business days following the successful remarketing, or the purchase contract settlement date.

  If the remarketing is successful, the reset rate will be the rate per year that results from the remarketing of the senior notes that are a part of the Corporate Units and the separated senior notes as to which the holders have requested remarketing. Commencing on February 15, 2006, the Initial Remarketing Date, the Underwriter will use its commercially reasonable efforts to remarket the senior notes subject to the remarketing. If the Underwriter cannot establish a reset rate meeting the specified requirements, and as a result the senior notes cannot be remarketed, the senior notes will continue to bear their initial interest rate until a reset rate may be determined.

  If the remarketing is not successful on or before the ninth business day preceding the purchase contract settlement date or on the third business day preceding the purchase contract settlement date, the Underwriter will cause the interest rate to be reset at an annual interest rate equal to (1) the Two-Year Benchmark Rate plus (2) a spread ranging from 300 to 700 basis points based on the credit ratings of the senior notes at that time.

  If the holders of senior notes have elected not to have their senior notes remarketed and on the third business day preceding the purchase contract settlement date none of the Corporate Units includes a senior note, the reset rate will be the rate determined by the Underwriter, in its sole discretion, as the rate that, in its judgment, would have been established had a remarketing been held on the third business day preceding the purchase contract settlement date.

  "Two-Year Benchmark Rate" means the bid side rate displayed at 10:00 a.m., New York City time, on the third business day preceding the purchase contract settlement date for direct obligations of the United States having a maturity comparable to the remaining term to maturity of the senior notes, as agreed upon by Dominion and the Underwriter. This rate will be as displayed in the Telerate system or, if the Telerate system is no longer available or, in the judgment of the Underwriter, after consultation with Dominion, no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the judgment of the Underwriter, after consultation with Dominion, is appropriate. If this rate is not so displayed, the Two-Year Benchmark Rate will be calculated by the Underwriter as the yield to maturity for direct obligations of the United States having a maturity comparable to the remaining term to maturity of the senior notes, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third business day preceding the purchase contract settlement date of three leading United States government securities dealers selected by the Underwriter after consultation with Dominion. These dealers may include the Underwriter or an affiliate. However, if, in the judgment of the Underwriter, after consultation with Dominion, direct obligations of the United States are no longer appropriate benchmarks for the purpose of setting the Reset Rate if a Failed Remarketing has occurred, the Underwriter and Dominion will agree upon another Two-Year Benchmark Rate.

Remarketing

  All senior notes will be remarketed beginning February 15, 2006, except for those senior notes that are not part of a Corporate Unit, the holders of which do not elect to have their senior notes remarketed, as described under "--Optional Remarketing." The senior notes that are included in the Corporate Units will be remarketed on the Initial Remarketing Date, unless the Underwriter delays the remarketing to a later date as described below.

  Notice of the remarketing, including the specific Treasury securities (including the CUSIP numbers and/or the principal terms thereof) that must be delivered by holders who elect not to participate in the remarketing and to create Treasury Units, will be given to holders on the seventh business day before the Election Date. A holder electing not to participate in the remarketing and wishing to create Treasury Units must notify the purchase contract agent of such election and deliver such specified Treasury Securities to the purchase contract agent not later than 5:00 p.m., New York City time, on the Election Date. A holder of Corporate Units who does not create Treasury Units and does not deliver the Treasury Securities will be deemed to have elected to participate in the remarketing.

  We will enter into a remarketing agreement with the Underwriter, as remarketing agent, under which it will agree to use its commercially reasonable efforts to sell the senior notes that are included in Corporate Units at a price equal to the remarketing value as described under "Description of the Purchase Contracts--Settlement by Remarketing."

  The remarketing agreement provides that the remarketing agent will incur no liability to Dominion or to any holder of the Corporate Units or the senior notes in its individual capacity or as remarketing agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of the negligence or willful misconduct on its part. The remarketing agent will receive 0.25% of the principal amount of the proceeds received in the remarketing as its remarketing fee.

  Dominion has agreed to indemnify the remarketing agent against certain liabilities, including liabilities under the Securities Act of 1933, arising out of or in connection with its duties under the remarketing agreement.

  The remarketing agreement also will provide that the remarketing agent may resign and be discharged from its duties and obligations thereunder. However, no resignation will become effective unless a nationally recognized broker-dealer has been appointed by Dominion as successor remarketing agent and the successor remarketing agent has entered into a remarketing agreement with Dominion. In that case, Dominion will use reasonable efforts to appoint a successor remarketing agent and enter into a remarketing agreement with that person as soon as reasonably practicable.

Optional Remarketing

  Holders of senior notes that are not included in Corporate Units may elect to have their senior notes included in the remarketing by delivering their senior notes with a notice of that election to the collateral agent by 5:00 p.m., New York City time, on the Election Date. The collateral agent will hold these senior notes in an account separate from the collateral account in which the senior notes pledged to secure holders of Corporate Units will be held.

  On the business day preceding the Initial Remarketing Date, the collateral agent will deliver these separated senior notes to the Underwriter for remarketing. The Underwriter will use its commercially reasonable efforts to remarket the separately held senior notes included in the remarketing on the remarketing date at a price equal to the remarketing value. After deducting the remarketing fee equal to 25 basis points (0.25%) of the principal amount of each of these senior notes which is included in the remarketing from the total proceeds of the remarketing of the senior notes that are not part of Corporate Units, the Underwriter will remit to the collateral agent the remaining portion of the proceeds attributable to these senior notes for payment to these participating holders.

  If the Underwriter cannot remarket the senior notes by the final remarketing date, as described above, then the Underwriter will promptly return the senior notes to the collateral agent to release to the holders promptly following the failed remarketing.

Failed Remarketing

  If despite using its commercially reasonable efforts, the Underwriter cannot remarket all of the relevant senior notes, other than to us, as contemplated under "--Remarketing" above neither on or before the ninth business day preceding the purchase contract settlement date nor on the third business day preceding the purchase contract settlement date or the remarketing may not commence or be consummated in accordance with applicable law, a "failed remarketing" will have occurred. If there is a failed remarketing:

  . The Underwriter will so advise DTC, the indenture trustee, the purchase contract agent, the collateral agent and Dominion that a failed remarketing has occurred.

  . We will, acting through the collateral agent, exercise our right as a secured party to dispose of the senior notes in accordance with applicable law and that disposition will be deemed to satisfy in full each holder's obligation to purchase common stock under the related purchase contracts.

  . We will cause a notice of any failed remarketing to be published no later than the business day preceding the purchase contract settlement date in a daily newspaper in the English language of general circulation in New York City, which we expect to The Wall Street Journal. We would also expect to release this information by means of Bloomberg and Reuters news services.

Tax Event Redemption

  If a tax event occurs and is continuing, Dominion may, at its option, redeem the senior notes in whole, but not in part, at any time at a price, which we refer to as the "redemption price," equal to, for each senior note, the redemption amount referred to below plus accrued and unpaid interest, if any, to the date of redemption. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to holders of the senior notes registered as such at the close of business on the relevant record dates. If a tax event redemption occurs prior to a successful remarketing of the senior notes, the redemption price for the senior notes forming part of Corporate Units at the time of the tax event redemption will be distributed to the collateral agent, who in turn will purchase the applicable Treasury portfolio described below on behalf of the holders of Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The Treasury portfolio will be substituted for the redeemed senior notes and will be pledged to the collateral agent to secure the obligations of the holders of the Corporate Units to purchase shares of our common stock under the purchase contracts.

  "Tax event" means the receipt by Dominion of an opinion of nationally recognized tax counsel experienced in such

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matters (which may be McGuireWoods LLP) to the effect that there is more than an insubstantial risk that interest payable by Dominion on the senior notes on the next interest payment date will not be deductible, in whole or in part, by Dominion for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

  If a tax event redemption occurs prior to a successful remarketing of the senior notes, the Treasury portfolio to be purchased on behalf of the holders of the Corporate Units will consist of a portfolio of zero-coupon U.S. Treasury securities consisting of interest or principal strips of U.S. Treasury securities that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate principal amount of the senior notes included in the Corporate Units on the tax event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date and on or before the purchase contract settlement date, interest or principal strips of U.S. Treasury securities that mature on or prior to the interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes on that date if the interest rate of the senior notes were not reset on the applicable remarketing date.

  "Redemption amount" means for each senior note the product of the principal amount of the senior note and a fraction whose numerator is the treasury portfolio purchase price and whose denominator is, in the case of a tax event redemption occurring prior to a successful remarketing of the senior notes, the aggregate principal amount of senior notes included in the Corporate Units, and in the case of a tax event redemption date occurring after a successful remarketing of the senior notes, the aggregate principal amount of the senior notes. Depending on the amount of the treasury portfolio purchase price, the redemption amount could be less than or greater than the principal amount of the senior notes.

  "Treasury portfolio purchase price" means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the tax event redemption date for the purchase of the treasury portfolio for settlement on the tax event redemption date.

  "Quotation agent" means the Underwriter or any of its successors or any other primary U.S. government securities dealer in New York City selected by Dominion.

  Notice of any redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes. If any senior notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the senior notes to be redeemed.

Limitation on Liens

  While any of the senior notes are outstanding, we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or own in the future, to secure any of our debt, unless at the same time we provide that any out-standing senior notes will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1) purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2) liens on our property or any shares of stock of any Material Subsidiary that exist as of the date the senior notes are first issued; liens on the shares of stock of any corporation, which liens existed at the time that corporation became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3) liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example, liens to secure debt of the pollution control or industrial revenue bond type;

(4) debt that we may issue in connection with a consolidation or merger of Dominion or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company,
    (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis or (iii) prohibits secured debt from being incurred by that company;

(5) debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6) liens on any property that we acquire, construct, develop or improve after the date the senior notes are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7) liens in favor of Dominion, our Material Subsidiaries or our wholly-owned subsidiaries;

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

(8) the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9) any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of our common shareholders' equity.

  When we use the term "lien" in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; "Material Subsidiary" means each of our subsidiaries whose total assets (as determined in accordance with GAAP) represent at least 20% of Dominion's total assets on a consolidated basis; and "Principal Property" means any of Dominion's plants or facilities located in the United States that in the opinion of our Board of Directors or management is of material importance to the business conducted by Dominion and our consolidated subsidiaries taken as whole.

Book-Entry Issuance

  The depositary for the senior notes will be DTC. The senior notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. The senior notes will be issued in accordance with the procedures set forth under "Book-Entry Procedures and Settlement" below.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

  Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global security will be deposited with DTC or its custodian and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities.

  The following is based on information furnished to us by DTC:

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants ("Participants") and to facilitate the clearance and settlement of securities transactions among its Participants in these securities through electronic book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Persons who are not Participants may beneficially own securities held by DTC only through Participants.

  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

  Purchases of securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, unless use of the book-entry system for the securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the securities. DTC's records reflect only the identity of the Direct Participants to whose accounts the securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Although voting with respect to the securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to securities. Under its usual procedures, DTC would mail an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments on the securities will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the relevant payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name", and will be the responsibility of the Participant and not of DTC or Dominion, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to DTC is our responsibility, disbursement of the payments to Direct Participants is the responsibility of DTC, and disbursement of the payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided in this prospectus supplement, a Beneficial Owner of securities will not be entitled to receive physical delivery of securities. Accordingly,

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

each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

  DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under those circumstances, if a successor securities depositary is not obtained, securities certificates will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the securities. In that event, certificates for the securities will be printed and delivered to the holders of record.

  We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

T+5 Settlement

  We expect that delivery of the Equity Income Securities will be made against payment therefor on or about the delivery date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date hereof (this settlement cycle being referred to as T+5"). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade Corporate Units on the date hereof will be required, by virtue of the fact that the Corporate Units initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Equity Income Securities, the senior notes and the common shares acquired under a purchase contract. Unless otherwise stated, this summary applies only to "U.S. Holders" who purchase Corporate Units upon original issuance for an amount equal to the initial offering price and who hold the Equity Income Securities, the senior notes and the common shares acquired under the purchase contract as capital assets.

  A "U.S. Holder" is:

..  a person who is a citizen or resident of the United States;

.. a corporation or partnership created or organized in or under the laws of the United States or any subdivision thereof;

.. an estate the income of which is subject to United States federal income taxation, regardless of its source; or

..  a trust (1) that is subject to the supervision of a court within the United
   States and the control of one or more

                                     S-50

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  "United States persons" as described in Section 7701(a)(30) of the Internal
  Revenue Code of 1986, as amended (the "Code") or (2) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

  The tax treatment of a holder may vary depending on the holder's particular situation. This summary does not deal with special classes of holders. For example, this summary does not address:

.. tax consequences to holders who may be subject to special tax treatment, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors;

.. tax consequences to traders in securities that elect to use a mark-to-market method of accounting;

.. tax consequences to persons who will hold the Equity Income Securities, the senior notes or the common shares acquired under the purchase contract as a position in a "straddle", "synthetic security", "hedge", "integrated transaction", "constructive sale transaction" or "conversion transaction";

.. tax consequences to holders of Equity Income Securities, senior notes or common shares acquired under a purchase contract whose functional currency is not the U.S. dollar;

.. tax consequences to shareholders, partners or beneficiaries of a holder of Equity Income Securities, senior notes or common shares acquired under a purchase contract;

..  alternative minimum tax consequences, if any; or

..  any state, local or foreign tax consequences.

  If you are not a United States person (within the meaning of Section 7701
(a)(30) of the Code), you are urged to consult your own tax advisors regarding the United States federal income tax consequences of an investment in the Equity Income Securities, including the potential application of United States withholding taxes.

  This summary is based upon the Code, Treasury regulations (including proposed Treasury regulations) issued thereunder, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly on a retroactive basis. Any changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. Holder.

  No statutory, administrative or judicial authority directly addresses the treatment of the Equity Income Securities or instruments similar to the Equity Income Securities for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. You are urged to consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the Equity Income Securities in light of your own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Corporate Units

Allocation of Purchase Price

  A U.S. Holder's acquisition of a Corporate Unit will be treated as an acquisition of a unit consisting of the purchase contract and the senior note that comprise the Corporate Unit. The purchase price of each Corporate Unit will be allocated between the purchase contract and the senior note in proportion to their respective fair market values at the time of purchase. This allocation will establish the U.S. Holder's initial tax bases in the purchase contract and the senior note. Dominion will report the fair market value of each senior note as $50 and the fair market value of each purchase contract as $0. Although this position will not be binding on the IRS, it will be binding upon each U.S. Holder unless the U.S. Holder explicitly discloses a contrary position on a statement attached to the U.S. Holder's timely filed United States federal income tax return for the taxable year in which a Corporate Unit is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for a Corporate Unit in accordance with the foregoing. The remainder of this discussion assumes that this allocation of the purchase price will be respected for United States federal income tax purposes. If the allocation were not respected by the IRS, the senior notes could be deemed to be issued at a discount, and you could be subject to the Treasury regulations requiring the accrual of additional original issue discount on a constant-yield-to-maturity method regardless of your regular method of accounting.

Senior Notes

Accrual of Interest

  Because of the manner in which the interest rate on the senior notes is reset, the notes will be classified as contingent payment debt obligations under applicable Treasury regulations. All payments on the senior notes, including stated interest, will be taken into account under the Treasury regulations, and actual cash payments of interest on the senior notes will not be reported separately as taxable income. As discussed more fully below, the effect of the Treasury regulations will be to:

.. require all holders, regardless of their usual method of tax accounting, to use the accrual method with respect to the senior notes;

.. possibly result in the accrual of original issue discount by each holder in excess of stated interest payments the holder actually receives; and

.. generally result in ordinary rather than capital treatment of any gain, and to some extent loss, on the sale, exchange, or other disposition of the senior notes.

  Under the contingent payment debt obligation rules, holders will be required to include original issue discount in income each year, regardless of their usual method of tax accounting, based on the comparable yield of the senior notes. In order to determine a holder's income, these rules require Dominion to determine, as of the issue date, the comparable yield for the senior notes. The comparable yield of the senior notes will generally be the rate at which Dominion would issue a fixed rate debt instrument with terms and conditions similar to the senior notes.

  Dominion is required to provide the comparable yield to the holders and, solely for tax purposes, is also required to provide a projected payment schedule that includes the actual interest payments on the senior notes and estimates the amount and timing of contingent payments on the senior notes. Dominion has determined that the

                                     S-52

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comparable yield is an annual rate of 6.364% compounded quarterly. Based on the comparable yield, the projected payment schedule per senior note is $0.44 for the period ending on May 15, 2002; $0.72 for each subsequent quarter ending on or before the Initial Remarketing Date; $0.98 for each quarter ending after the Initial Remarketing Date; and $50.98 at maturity. Under the supplemental indenture governing the senior notes, Dominion will agree, and by acceptance of a beneficial interest in the senior notes, each holder will be deemed to have agreed, for United States federal income tax purposes, to be bound by Dominion's determination of the comparable yield and projected payment schedule.

  The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of each holder's interest accruals and adjustments thereof in respect of the senior notes and do not constitute a representation regarding the actual amount of the payment on a senior note.

  The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note, adjusted for the length of the accrual period, by the senior note's adjusted issue price at the beginning of the accrual period, determined in accordance with the rules set forth in the contingent payment debt obligation regulations. The adjusted issue price of each senior note at the beginning of each accrual period will equal $50, increased by any original issue discount previously accrued on the senior note and decreased by the fixed payments and by the contingent payments projected to be made on the senior note. The amount of original issue discount so determined is then allocated on a ratable basis to each day in the accrual period that a holder held the senior note. Dominion is required to provide information returns stating the amount of original issue discount accrued on senior notes held of record by persons other than corporations and other exempt owners.

  If after the remarketing date, the remaining accounts of principal and interest payable on the senior notes differ from the payments set forth on the projected payment schedule, negative or positive adjustments reflecting such differences should be taken into account by a holder as adjustments to interest income in a reasonable manner over the period to which they relate.

Sales, Exchanges or Other Dispositions of Senior Notes

  Gain on the sale, exchange or other disposition of a senior note up to and including the remarketing date generally will be treated as ordinary income. Loss from the disposition of a senior note up to and including the remarketing date will be treated as ordinary loss to the extent of a holder's prior net interest inclusions (reduced by the total net negative adjustments previously allowed as an ordinary loss). Any loss in excess of such amount will be treated as capital loss. Gain recognized on the sale, exchange or other disposition of a senior note after the remarketing date will be ordinary income to the extent attributable to the excess, if any, of the present value of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for the senior note. Any gain recognized in excess of such amount and

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

any loss recognized on such sale, exchange or other disposition generally will be treated as capital gain or loss. Capital gain of individuals derived in respect of capital assets held for more than one year will be subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

  Special rules apply in determining the tax basis of a note. A holder's basis in a note is generally increased by original issue discount such holder previously accrued on the note, and reduced by the fixed payments and by the contingent payments projected to be made.

Remarketing or Tax Event Redemption of the Senior Notes

  A remarketing or tax event redemption of the senior notes will be a taxable event for holders of such senior notes which will be subject to tax in the manner described below under "--Sale or Disposition of Equity Income Securities."

Ownership of the Treasury Portfolio

  After the remarketing settlement date, a holder's Corporate Unit will include an interest in a Treasury portfolio instead of a senior note. Dominion and, by acquiring Corporate Units, the holders agree to treat the holders as the owners, for United States federal, state and local income and franchise tax purposes, of the Treasury portfolio that is a part of the Corporate Units. Each holder's initial tax basis in its applicable ownership interest of the Treasury portfolio will equal the holder's pro rata portion of the amount paid by the remarketing agent for the Treasury portfolio. Each holder's adjusted tax basis in the Treasury portfolio will be increased by the amount of original issue discount included in income with respect thereto and decreased by the amount of cash received in respect of the Treasury portfolio.

Interest Income and Original Issue Discount

  The Treasury portfolio will consist of stripped U.S. Treasury securities. Following a remarketing of the senior notes, holders of Corporate Units will be required to treat their pro rata portion of each U.S. Treasury security in the Treasury portfolio as a bond that was originally issued on the date the collateral agent acquired the relevant U.S. Treasury securities and that has original issue discount equal to the holders' pro rata portion of the excess of the amounts payable on such U.S. Treasury securities over the value of the U.S. Treasury securities at the time the collateral agent acquires them on behalf of the holders of Corporate Units. A holder, whether on the cash or accrual method of tax accounting, will be required to include original issue discount (other than original issue discount on short term U.S. Treasury securities as defined below) in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. The amount of such excess will constitute only a portion of the total amounts payable in respect of the Treasury portfolio. Consequently, a portion of each scheduled payment to holders will be treated as a return of the holders' investment in the Treasury portfolio and will not be considered current income for United States federal income tax purposes.

  In the case of any U.S. Treasury security with a maturity of one year or less from the date of its issue (a "short-term U.S. Treasury security"), in general only accrual basis taxpayers will be required to include original issue discount in income as it

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

accrues. Unless an accrual basis holder elects to accrue the original issue discount on a short-term U.S. Treasury security on a constant yield to maturity basis, the original issue discount will be accrued on a straight line basis.

Purchase Contracts

Income from Contract Adjustment Payments

  There is no direct authority addressing the treatment of the contract adjustment payments under current law, and the treatment is unclear. Contract adjustment payments may constitute taxable income to a U.S. Holder when received or accrued, in accordance with the U.S. Holder's method of tax accounting. To the extent Dominion is required to file information returns with respect to contract adjustment payments, it intends to report the contract adjustment payments as taxable income to each U.S. Holder. U.S. Holders should consult their own tax advisors concerning the treatment of contract adjustment payments, including the possibility that any payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The treatment of contract adjustment payments could affect a U.S. Holder's tax basis in a purchase contract or in the common shares acquired under a purchase contract or the amount realized by a U.S. Holder upon the sale or disposition of an Equity Income Security or the termination of a purchase contract. See "--Acquisition of Common Shares under a Purchase Contract," "--Termination of Purchase Contract" and "--Sale or Disposition of Equity Income Securities."

Acquisition of Common Shares under a Purchase Contract

  A U.S. Holder generally will not recognize gain or loss on the purchase of common shares under a purchase contract, except possibly with respect to any cash received in lieu of a fractional common share. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the common shares acquired under a purchase contract generally should equal the purchase price paid for the common shares plus the U.S. Holder's tax basis in the purchase contract, if any, less the portion of the purchase price and tax basis allocable to the fractional share. Payments of contract adjustment payments that have been received in cash by a U.S. Holder but not included in income should reduce the U.S. Holder's tax basis in the purchase contract or in the common shares to be received thereunder. See "--Income from Contract Adjustment Payments." The holding period for common shares acquired under a purchase contract will commence on the day of the acquisition of such common shares.

Ownership of Common Shares Acquired under the Purchase Contract

  Any dividend on common shares paid by Dominion out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includible in income by the U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

  Upon a sale or exchange of common shares, a U.S. Holder generally will recognize capital gain or loss equal to the

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

difference between the amount realized and the U.S. Holder's adjusted tax basis in the common shares. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to capital gains tax rates which are lower than ordinary income tax rates. A U.S. Holder's ability to deduct capital losses is subject to limitations.

Early Settlement of Purchase Contract

  A U.S. Holder will not recognize gain or loss on the receipt of the U.S. Holder's proportionate share of the senior notes or Treasury Securities upon early settlement of a purchase contract and will have the same tax basis in such senior notes or Treasury Securities as before such early settlement.

Termination of Purchase Contract

  If a purchase contract terminates, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized (if any) upon such termination and the U.S. Holder's adjusted tax basis (if any) in the purchase contract at the time of the termination. Payments of contract adjustment payments received by a U.S. Holder but not included in income should either reduce the U.S. Holder's tax basis in the purchase contract or result in an amount realized on the termination of the purchase contract. Any contract adjustment payments included in a U.S. Holder's income but not paid should increase the U.S. Holder's tax basis in the purchase contract (see "--Income from Contract Adjustment Payments" above). Capital gains of individuals derived in respect of capital assets held for more than one year are subject to capital gains tax rates which are lower than ordinary income tax rates. A U.S. Holder's ability to deduct capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of the U.S. Holder's proportionate share of senior notes or Treasury Securities upon termination of the purchase contract and will have the same tax basis in such senior notes or Treasury Securities as before the termination.

  If a termination of the purchase contract occurs when it has negative value, see "--Sale or Disposition of Equity Income Securities." U.S. Holders should consult their tax advisors regarding a termination of the purchase contract at a time when the purchase contract has negative value.

Adjustment to Settlement Rate

  U.S. Holders of Equity Income Securities might be treated as receiving a constructive distribution from Dominion if (1) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of Equity Income Securities in the assets or earnings and profits of Dominion is increased and (2) the adjustment is not made under a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made under a bona fide formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the common shares. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of Equity Income Securities even though the U.S. Holders would not receive any cash related thereto.

Treasury Units

Substitution of Treasury Securities to Create Treasury Units

  A U.S. Holder of Corporate Units that delivers Treasury Securities to the securities intermediary in substitution for senior notes

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generally will not recognize gain or loss upon the delivery of the Treasury
Securities or the release of the senior notes to the U.S. Holder. The U.S. Holder will continue to include in income any interest on the senior notes, and the U.S. Holder's basis in the senior notes and the purchase contract will not be affected by the delivery and release.

Ownership of Treasury Securities

  A U.S. Holder's initial tax basis in the Treasury Securities that are part of the Treasury Units will be equal to the amount paid for the Treasury Securities. A U.S. Holder generally will include in income any original issue discount or acquisition discount includible with respect to the Treasury Securities. In general, you will be required to include in income each year that you hold a Treasury Security the portion of the original issue discount or acquisition discount that accrues on the Treasury Security in such year.

Substitution of Senior Notes to Recreate Corporate Units

  A U.S. Holder of Treasury Units that delivers senior notes to the securities intermediary to recreate Corporate Units generally will not recognize gain or loss upon the delivery of such senior notes or the release of the Treasury Securities to the U.S. Holder. The U.S. Holder will continue to include in income any interest, original issue discount or acquisition discount with respect to such Treasury Securities and the senior notes, and the U.S. Holder's tax basis in the Treasury Securities, the senior notes and the purchase contract will not be affected by such delivery and release.

Sale or Disposition of Equity Income Securities

  Upon a disposition of Equity Income Securities, a U.S. Holder will be treated as having sold, exchanged or disposed of the purchase contracts and the senior notes, or, in the case of Treasury Units, the Treasury Securities, that comprise such Equity Income Securities and generally will have capital gain or loss equal to the difference between the portion of the proceeds to the U.S. Holder allocable to the purchase contracts and the senior notes, or Treasury Securities, as the case may be, and the U.S. Holder's respective adjusted tax bases in the purchase contract and the senior notes, or Treasury Securities. For purposes of determining gain or loss, your proceeds will not include any amount equal to accrued and unpaid interest on the senior note or Treasury Security or any amount with respect to accrued contract adjustment payments not previously included in income, which amounts will be treated as ordinary income. Capital gains of individuals derived in respect of capital assets held for more than one year are subject to capital gains tax rates which are lower than ordinary income tax rates. A U.S. Holder's ability to deduct capital losses is subject to limitations. If a disposition of the Equity Income Securities occurs when the purchase contract has negative value, the U.S. Holder should be considered to have received additional consideration for the senior notes or Treasury Securities in an amount equal to the negative value and to have paid the amount to be released from the U.S. Holder's obligation under the purchase contract. U.S. Holders should consult their tax advisors regarding a disposition of the Equity Income Securities at a time when the purchase contract has negative value.

  Payments to a U.S. Holder of contract adjustment payments that have not previously been included in the income of the U.S. Holder should either reduce the U.S. Holder's tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments included in a U.S. Holder's income but not paid should increase the U.S. Holder's tax basis in the purchase contract. See "--Corporate Units--Purchase Contracts--Income from Contract Adjustment Payments."

Non-United States Holders

  The following summary discusses the U.S. federal income tax consequences to Non-United States Holders. You are a "Non-United States Holder" if you are not a U.S. Holder. This summary does not represent a detailed description of the federal income tax consequences to Non-United States Holders in light of their particular circumstances. For example, it does not represent a detailed description of the U.S. federal income tax consequences applicable to Non-United States Holders subject to special treatment under the U.S. federal income tax laws (including if the Non-United States Holder is a "controlled foreign corporation", "passive foreign investment company" or "foreign personal holding company"). As discussed above, the Equity Income Securities will be treated by the holders and by Dominion as a unit consisting of a purchase contract and a senior note or Treasury Security, as the case may be. The following discussion is subject to the discussion below concerning backup withholding.

United States Federal Withholding Tax

  The 30% U.S. federal withholding tax will not apply to any payment of principal or interest (including original issue discount) on a senior note or Treasury Security provided that:

.. the Non-United States Holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of Dominion's voting stock within the meaning of the Code and the U.S. Treasury Regulations;

.. the Non-United States Holder is not a controlled foreign corporation that is related to Dominion through stock ownership;

.. the Non-United States Holder is not a bank whose receipt of interest on the senior notes or Treasury Securities is described in Section 881(c)(3)(A) of the Code; and

..  (a) the Non-United States Holder provides its name and address on an IRS
   Form W-8BEN (or successor form), and certifies, under penalty of perjury, that such holder is not a U.S. person or (b) if a Non-United States Holder holds its senior notes or Treasury Securities through certain foreign intermediaries, such holder satisfies the certification requirements of applicable United States Treasury regulations. Special certification requirements apply to certain Non-United States Holders that are pass-through entities rather than individuals.

  If a Non-United States Holder cannot satisfy the requirements described above, payments of premium, if any, and interest (including original issue discount) made to such holder will be subject to the 30% United States federal withholding tax, unless such holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in the rate of, withholding under the benefit of an applicable tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the senior notes or Treasury Securities is not subject to withholding tax because it is effectively

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connected with a holder's conduct of a trade or business in the United States.

  The 30% United States federal withholding tax will not apply to any gain that a holder realizes on the sale, exchange, or other disposition of the Corporate Units, Treasury Units, Treasury Securities, senior notes and common shares acquired under the purchase contract. However, interest income including original issue discount and any gain treated as ordinary income that a holder realizes on the sale, exchange or other disposition of a senior note will be subject to withholding in certain circumstances unless the conditions described in the four bullet points above are satisfied.

  Dominion will generally withhold tax at a 30% rate on contract adjustment payments and dividends paid on the common shares acquired under a purchase contract or such lower rate as may be specified by an applicable income tax treaty. However, contract adjustment payments or dividends that are effectively connected with the conduct of a trade or business by the Non-United States Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-United States Holder, are not subject to the withholding tax, provided the relevant certification requirements are satisfied, but instead are subject to United States federal income tax, as described below.

  A Non-United States Holder of common shares or a purchase contract who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) for dividends or contract adjustment payments, will be required to satisfy certain certification and disclosure requirements described in the fourth bullet point above.

  A Non-United States Holder eligible for a reduced rate of United States withholding tax on payments under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

United States Federal Income Tax

  If the Non-United States Holder is engaged in a trade or business in the United States and interest on the senior notes, original issue discount on the Treasury Securities, dividends on the common shares and, to the extent they constitute taxable income, contract adjustment payments from the purchase contracts are effectively connected with the conduct of that trade or business, the Non-United States Holder will be subject to U.S. federal income tax on that interest, original issue discount, dividends and purchase contract payments (although exempt from the 30% withholding tax) on a net income basis in the same manner as if such holder were a U.S. person as defined under the Code. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. In addition, if the Non-United States Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by such holder of a trade or business in the United States. For this purpose, interest on the senior notes, original issue discount on the Treasury Securities, dividends on the common shares and, to the extent they constitute taxable income, the contract adjustment payments from the purchase contracts will be included in earnings and profits.

  Generally, a Non-United States Holder will not be subject to United States federal income taxes on any amount which constitutes gain or income upon sale, exchange, retirement or other disposition of an Equity Income Security, senior note, Treasury Security or common shares, unless (1) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder, (2) the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) in the case of Equity Income Securities or common shares, Dominion is or has been a "United States real property holding corporation" for United States federal income tax purposes.

  An individual Non-United States Holder described in clause (1) above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-United States Holder described in clause (2) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-United States Holder that is a foreign corporation falls under clause (1) above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

  Dominion has not determined whether it is a "United States real property holding corporation" for United States federal income tax purposes. If it is or becomes a United States real property holding corporation, so long as the common shares continue to be regularly traded on an established securities market, Non-United States Holders will not be subject to U.S. federal income tax on the disposition of a purchase contract or common shares if such holder holds or has held (at any time during the shorter of the five year period preceding the date of disposition of such holder's holding period) less than 5% of the total outstanding purchase contracts or common shares, respectively.

Backup Withholding Tax and Information Reporting

United States Holders

  In general, information reporting requirements will apply to payments on the Corporate Units, Treasury Units, senior notes, Treasury Securities, and common shares made to a holder and to the proceeds of the sale or other disposition of such instruments, unless such holder is an exempt recipient such as a corporation. A backup withholding tax will apply to such payments if a holder fails to provide a taxpayer identification number or a certification of exempt status or fails to report in full interest income.

Non-United States Holders

  In general, no information reporting or backup withholding will be required regarding payments on the Corporate Units, Treasury Units, senior notes, Treasury Securities, and common shares (except possibly with respect to contract adjustment payments) that Dominion makes to a holder provided that Dominion does not have actual knowledge that such holder is a United States person and has received from such holder the statement described above under "--United States Federal Withholding Tax."

  In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of Corporate Units, Treasury Units, senior notes, Treasury Securities, and common shares made within the United States or conducted through certain United States financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that a holder is a United States person or such holder otherwise establishes an exemption.

  Any amounts withheld under the backup witholding rules will be allowed as a refund or a credit against a holder's United States federal income tax liability provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

  Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or provisions under applicable federal, state, local, foreign or other laws or regulations that are similar to such provisions of ERISA or the Code ("Similar Laws") and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan") may purchase the Corporate Units subject to the determination by the investing fiduciary of the Plan that the Plan's investment in the Corporate Units satisfies ERISA's fiduciary responsibility requirements and other requirements applicable to investments by Plans. Accordingly, among other factors, the investing fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

  Under regulations issued by the U.S. Department of Labor ("DOL"), in the case of an investment by a Plan subject to ERISA in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or equity participation in the entity by "benefit plan investors" is not "significant." An "equity interest" is an interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. In order to be considered "publicly-offered securities," the Corporate Units must be (1) freely transferable, (2) part of a class of securities that is widely held and (3)(a) part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 (provided the class of securities is registered under the Securities Exchange Act of 1934 within 120 days after the end of the issuer's fiscal year). In order to be considered an "operating company," Dominion must constitute an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. Equity participation in an entity by "benefit plan investors" is "significant"

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on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by "benefit plan investors." "Benefit plan investors" include Plans and similar plans that are not subject to ERISA or the Code. However, no efforts will be made to monitor "benefit plan investor" participation.

  Dominion anticipates that investing Plans' assets will not include an undivided interest in each of Dominion's underlying assets (a) because the Corporate Units will be considered "publicly-offered securities," and/or (b) because Dominion will, at all relevant times, be considered an "operating company." However, due to the facts and circumstances nature of the inquiries, no assurances can be given that the DOL or any particular court would agree that Dominion qualifies as an "operating company" and/or that all of the necessary conditions have been satisfied for the Corporate Units to constitute "publicly-offered securities."

  If the underlying assets of Dominion were to be deemed to be "plan assets" of Plans under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to activities engaged in by Dominion and (2) the possibility that certain transactions in which Dominion might seek to engage could constitute "prohibited transactions" under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction could be required (1) to restore to the Plan any profit realized on the transaction and (2) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each "disqualified person" (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in the Corporate Units could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Corporate Units or as co-fiduciaries for actions taken by or on behalf of Dominion. With respect to an individual retirement account ("IRA") that invests in the Corporate Units, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

  In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code. The acquisition and/or ownership of the Corporate Units by a Plan with respect to which Dominion, another entity affiliated with the Corporate Units or their sale, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless those Corporate Units are acquired and are held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions, which are called "PTCEs," that may apply to the

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acquisition and holding of the Corporate Units. These class exemptions include
PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment trust funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers.

  Any fiduciary proposing to acquire the Corporate Units for or on behalf of a Plan, directly or indirectly, should consult with counsel for the Plan and should not acquire the Corporate Units unless it is determined that the acquisition and holding of the Corporate Units by the Plan (1) does not and will not constitute or result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, or otherwise trigger any penalties or liabilities under, or violate in any way, ERISA, the Code or any Similar Laws, and (2) will satisfy the applicable fiduciary requirements imposed under ERISA or under any applicable Similar Laws. Any such acquisition and/or holding by a Plan (directly or indirectly) will be deemed a representation by the Plan and the fiduciary effecting the investment for or on behalf of the Plan that the acquisition and holding (1) satisfies the applicable fiduciary requirements of ERISA and all other applicable Similar Laws, and (2) is either (a) not a prohibited transaction under ERISA or the Code and is otherwise permissible under applicable Similar Laws or (b) entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more of the PTCEs mentioned above or another available statutory, class or individual prohibited transaction exemption, and is otherwise permissible under all applicable Similar Laws.

UNDERWRITING

    Under the terms and subject to the conditions contained in a purchase agreement dated March 13, 2002, we have agreed to sell to Salomon Smith Barney Inc. (the Underwriter) and the Underwriter has agreed to purchase from us 6,000,000 Corporate Units.

    The purchase agreement provides that the Underwriter is obligated to purchase all the Corporate Units in the offering if any are purchased.

    The Underwriter has agreed to purchase the Corporate Units for a purchase price of $48.50 per Corporate Unit. The proceeds to Dominion from the sale of the Corporate Units will be $291,000,000.

    We estimate that our out of pocket expenses for this offering will be approximately $400,000.

    The distribution of the Corporate Units by the Underwriter may be effected from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of any Corporate Units, the Underwriter may be deemed to have received compensation from Dominion equal to the difference between the amount received by the Underwriter upon the sale of such Corporate Units and the price at which the Underwriter purchased such Corporate Units from Dominion. In addition, if the Underwriter sells Corporate Units to or through certain dealers, such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and/or any purchasers of Corporate Units for whom they may act as agent. The Underwriter may also receive compensation from the purchasers of Corporate Units for whom it may act as agent.

    The Corporate Units are being offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of certain legal matters by counsel for the Underwriter and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

    We have agreed to indemnify the Underwriter against liabilities under the Securities Act, or contribute to payments that the Underwriter may be required to make in that respect.

    We have granted an option to the Underwriter to purchase up to an additional 600,000 Corporate Units from us at $48.50 per unit. The Underwriter may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments.

    Dominion and our executive officers and directors have agreed, subject to limited exceptions, without the prior written consent of the Underwriter, during the period ending 90 days after the date of this prospectus supplement, not to directly or indirectly:

.. offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or file any registration statement under the Securities Act with respect to any of the above; or

.. enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

    These restrictions do not apply to:

.. the sale of the Corporate Units and a concurrent sale of shares of common stock to the Underwriter;

.. the issuance by Dominion of any shares of common stock upon the exercise of an option or warrant, or the conversion of a security outstanding on the date of this prospectus supplement;

.. the creation or recreation of Dominion stock purchase units or the issuance of shares of common stock upon early settlement of Dominion's stock purchase units.

.. the issuance by Dominion of shares of common stock, or options to purchase any shares of common stock granted, or the sale by any of our executive officers or directors of common stock received as dividends, in connection with our employee benefit plans, employee share purchase plans, non-employee director stock plans, dividend reinvestment plans and the Dominion Direct Investment plan;

.. the sale or surrender to Dominion by any of our executive officers or directors of any options or shares of common stock underlying options in order to pay the exercise price or taxes associated with the exercise of options;

.. the issuance by us of shares of common stock in connection with acquisitions that close more than 90 days after this offering or any acquisition in which the party receiving the shares of common stock agrees to be bound by such restrictions;

.. transactions by any person other than Dominion relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares of common stock;

.. transfers by any person, other than Dominion, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by such restriction; or

.. the filing by Dominion of a shelf registration statement from which Dominion will not offer any such securities during the 90-day period.

  Before this offering, there has been no public market for the Corporate Units. We are applying to list the Corporate Units on the NYSE. In order to meet one of the requirements for listing on the NYSE, the Underwriter has undertaken to sell the Corporate Units to a minimum of 400 beneficial owners. The Underwriter has advised Dominion that it presently intends to make a market in the Corporate Units as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the Corporate Units, however, and may discontinue this market making at any time in its sole discretion. Accordingly, Dominion cannot assure investors that there will be adequate liquidity or adequate trading markets for the Corporate Units.

  In connection with the offering of the Corporate Units, the Underwriter may engage in certain transactions that stabilize the price of the Corporate Units. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Corporate Units. If the Underwriter creates a short position in the Corporate Units in connection with this offering, by selling more Corporate Units than are listed on the cover page of this prospectus supplement, then the Underwriter may reduce that short position by purchasing Corporate Units in the open market. In general, the purchase of a security for the purpose of stabilization or reducing a short position could cause the price of that security to be higher than it might otherwise be in the absence of those purchases.

    Neither we nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Corporate Units or our common stock. In addition, neither we nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Salomon Smith Barney Inc. has from time to time provided investment or commercial banking services to us in the past and is likely to do so in the future. It receives customary fees and commissions for these services.

LEGAL MATTERS

  Certain legal matters in connection with the offering of the purchase contracts, the common shares and the senior notes will be passed upon for Dominion by McGuireWoods LLP, and for the underwriters by Troutman Sanders Mays & Valentine LLP, who also performs certain legal services for us and our affiliates on other matters.

EXPERTS

    The financial statements and the related financial statement schedule incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, (which contain an explanatory paragraph that describes a change in the method of accounting used to develop the market-related value of pension plan assets, discussed in Note 3 to the consolidated financial statements, and the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, discussed in Note 15 to the consolidated financial statements), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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PROSPECTUS



[LOGO] Dominion

DOMINION RESOURCES, INC.
120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000

                                $2,000,000,000

                            Senior Debt Securities

                        Junior Subordinated Debentures

Trust Preferred Securities, Related Guarantee and Agreement as to Expenses and
                                  Liabilities

                                 Common Stock

                                Preferred Stock

                           Stock Purchase Contracts

                             Stock Purchase Units

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 2, 2001.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read and copy these documents at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

..  Annual Report on Form 10-K and Forms 10-K/A for the year ended December 31,
   1999;

..  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June
   30, 2000 and September 30, 2000;

..  Current Reports on Form 8-K and Forms 8-K/A filed January 3, 2000, February
   1, 2000, March 23, 2000, June 21, 2000, June 22, 2000, July 11, 2000,
   September 11, 2000, October 12, 2000, November 2, 2000, November 16, 2000, November 22, 2000, January 12, 2000, and January 24, 2001; and

..  The description of our common stock contained in Form 8-B (Item 4) dated
   April 29, 1983.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Dominion
120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000

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

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

DOMINION

    Dominion is a fully integrated gas and electric energy holding company headquartered in Richmond, Virginia. As of December 31, 2000, we had approximately 28.7 billion in assets.

Primary Operating Segments

    Dominion's primary operating segments are:

    Dominion Energy--Dominion Energy manages Dominion's 19,000 megawatt portfolio of electric power generation, its 7,600 miles of gas transmission pipeline and a 959 billion cubic foot natural gas storage network. It also guides Dominion's generation growth strategy and its commodity trading, marketing and risk management activities. Dominion currently operates generation facilities in Virginia, West Virginia, North Carolina and Illinois.

    Dominion Delivery--Dominion Delivery manages Dominion's local electricand gas distribution systems serving 3.8 million customers, its 6,000 miles of electric transmission lines and its customer service operations. Dominion currently operates transmission and distribution systems in Virginia, West Virginia, North Carolina, Pennsylvania and Ohio. Dominion Delivery also includes Dominion Telecom with its 3,620 route-mile fiber optic network and related telecommunications and advanced data services located principally in the northeast quadrant of the United States.

    Dominion Exploration & Production--Dominion Exploration & Production manages Dominion's onshore and offshore oil and gas exploration and production activities. With approximately 2.8 trillion cubic feet of natural gas equivalent reserves and 320 billion cubic feet of annual production, Dominion Exploration & Production is one of the nation's largest independent oil and gas operators. It operates on the outer continental shelf and deep water areas of the Gulf of Mexico, western Canada, the Appalachian Basin and other selected regions in the continental United States.

Principal Legal Subsidiaries

    Dominion's principal legal subsidiaries include Virginia Electric and Power Company (Dominion Virginia Power), a regulated public utility engaged in the generation, transmission, distribution and sale of electric energy in Virginia and northeastern North Carolina, and Consolidated Natural Gas Company, a producer, transporter, distributor and retail marketer of natural gas serving customers in Pennsylvania, Ohio, West Virginia, New York and various cities in the Northeast and Mid-Atlantic. Dominion's other major legal subsidiaries include Dominion Energy, Inc., an independent power and natural gas subsidiary, and Dominion Capital, Inc., a financial services subsidiary.

    Dominion's address and telephone number are 120 Tredegar Street, Richmond, Virginia 23219, telephone (804) 819-2100.

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    For additional information about Dominion, see WHERE YOU CAN FIND MORE
INFORMATION on page 2.

THE TRUST

    Dominion Resources Capital Trust IV is a statutory business trust newly formed under Delaware law by us, as sponsor for the Trust, and Chase Manhattan Bank USA, National Association, who will serve as trustee in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act. The trust agreement for the Trust will be amended and restated substantially in the form filed as an exhibit to the registration statement, effective when securities of the Trust are initially issued. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

    The Trust exists for the exclusive purposes of

.. issuing two classes of trust securities, Trust Preferred Securities and trust common securities, which together represent undivided beneficial interests in the assets of the Trust;

..  investing the gross proceeds of the trust securities in our Junior
   Subordinated Debentures;

..  making distributions; and

.. engaging in only those other activities necessary, advisable or incidental to the purposes listed above.

    The Junior Subordinated Debentures will be the sole assets of the Trust, and our payments under the Junior Subordinated
Debentures and the Agreement as to Expenses and Liabilities will be the sole revenue of the Trust.

    No separate financial statements of any Trust are included in this prospectus. We consider that these financial statements would not be material to holders of the Trust Preferred Securities because the Trust has no independent operations and the purpose of the Trust is as described above. The Trust is not required to file annual, quarterly or special reports with the SEC.

    The principal place of business of the Trust will be c/o Dominion Resources, Inc., 120 Tredegar Street, Richmond, VA 23219.

USE OF PROCEEDS

    The net proceeds from the sale of the offered securities will be used for financing our $1.3 billion acquisition of the approximately 2,000 megawatt Millstone Nuclear facility in Connecticut, and for other general corporate purposes including financing future acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                     Nine
                    Months
                     ended     Twelve Months ended Dec. 31,
                   Sept. 30, --------------------------------
                   2000/(1)/ 1995 1996 1997/(3)/ 1998 199/9(2)/
                   --------- ---- ---- --------  ---- --------
                     1.64    2.55 2.71   1.97    2.36   2.02

    These computations reflect Dominion's consolidated earnings and consolidated fixed charges including proportionate interests in the earnings and fixed charges of certain other companies in which we hold an equity interest. For these ratios, earnings is determined by adding total fixed charges (excluding interest capitalized), income taxes, minority common stockholders equity

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

in net income and amortization of interest capitalized to income from continuing operations after eliminating equity in undistributed earnings and adding back losses of companies in which at least 20% but less than 50% equity is owned by Dominion. For this purpose, total fixed charges consists of (1) interest on all indebtedness and amortization of debt discount and expense, (2) interest capitalized and (3) an interest factor attributable to rentals.

(1) If Dominion had completed the CNG acquisition as of January 1, 2000, the pro forma ratio of earnings to fixed charges for the nine months ended September 30, 2000 would be 1.18x. Net income for the nine months ended September 30, 2000 includes $411 million in restructuring and other acquisition-related costs resulting from the CNG acquisition and a write-down at Dominion Capital, Inc. Dominion is required to divest its financial services business as a result of the acquisition of CNG. Excluding this charge, from the calculation above results in a ratio of earnings to fixed charges for the nine months ended September 30, 2000 of 2.17x.

(2) Net income for the twelve months ended December 31, 1999 includes the one-time after-tax charge of $255 million resulting from the discontinued application by Virginia Power of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," to its generation operations. Excluding this charge from the calculation above results in a ratio of earnings to fixed charges for the twelve months ended December 31, 1999 of 2.48x.

(3) Net income for the twelve months ended December 31, 1997 includes the one-time charge of $157 million for the windfall profits tax levied by the United Kingdom government. Excluding this charge from the calculation above results in a ratio of earnings to fixed charges for the twelve months ended December 31, 1997 of 2.22x.

DESCRIPTION OF DEBT SECURITIES

    The term Debt Securities includes the Senior Debt Securities and the Junior Subordinated Debentures. We will issue the Senior Debt Securities in one or more series under our Senior Indenture dated as of June 1, 2000 between us and The Chase Manhattan Bank as Trustee, as supplemented from time to time. We will issue the Junior Subordinated Debentures in one or more series under our Junior Subordinated Indenture dated as of December 1, 1997 between us and The Chase Manhattan Bank as Trustee, as supplemented from time to time. The indenture related to the Junior Subordinated Debentures is called the Subordinated Indenture in this prospectus, and together, the Senior Indenture and the Subordinated Indenture are called Indentures. We have summarized selected provisions of the Indentures below. The Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indentures.

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

General

    The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt. The Junior Subordinated Debentures will be our unsecured obligations and are junior in right of payment to our Senior Indebtedness, as described under the caption ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES--SUBORDINATION.

    Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. Dominion Virginia Power has approximately 5.1 million issued and outstanding shares of preferred stock. In addition to trade debt, all of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of December 31, 2000, our subsidiaries had approximately $8.9 billion of outstanding debt.

    Neither of the Indentures limits the amount of Debt Securites that we may issue under it. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or duly authorized officers authorizing the issuance. A form of supplemental indenture to each of the Indentures is an exhibit to the registration statement.

    The Indentures do not protect the holders of Debt Securities if we engage in a highly leveraged transaction.

Provisions of a Particular Series

    The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement for a particular series of Debt Securities will specify the terms of that series, including, if applicable, some or all of the following:

..  the title and type of the Debt Securities;

..  the total principal amount of the Debt Securities;

.. the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

.. the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

.. the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

.. any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

..  any payments due if the maturity of the Debt Securities is accelerated;


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

..  any optional redemption terms, or, with respect to the Senior Debt
   Securities, any repayment terms;

.. any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities, any sinking fund provisions;

.. the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

.. if payments may be made, at our election or at the holder's election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

.. any index or formula used for determining principal, interest, or premium, if any;

.. the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

.. whether the Debt Securities will be issued in fully registered certificated form or book-entry form, represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary's nominee (Book-Entry Debt Securities);

..  denominations, if other than $1,000 each or multiples of $1,000;

..  any changes to events of defaults or covenants; and

..  any other terms of the Debt Securities. (Sections 201 & 301 of the Senior
   Indenture & Sections 2.1 & 2.3 of the Subordinated Indenture.)

    The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion or Redemption

    No Debt Security will be subject to conversion, amortization, or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of Debt Securities will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

..  redeemable on and after the applicable redemption dates;

.. redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

.. redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Senior Indenture & Section 3.2 of the Subordinated Indenture.)

    We will not be required to:

.. issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date

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

  the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

.. register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

Payment and Transfer; Paying Agent

    The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

.. by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee prior to the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

..  by check mailed to the address of the person entitled to that interest as that
  address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Section 4.1 of the Subordinated Indenture.)

    Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the participants.

    Unless we state otherwise in the applicable prospectus supplement, the Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Section 4.4 of the Subordinated Indenture.)

    Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After any repayment, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Section 12.4 of the Subordinated Indenture.)

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

    Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge. (Section 1002 of the Senior Indenture &
Section 2.5 of the Subordinated Indenture.)

Global Securities

    We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $400,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited and registered with the securities depositary or its nominee or a custodian for the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Section 2.5 of the Subordinated Indenture.)

    Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement.

    Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

..  the securities depositary, with respect to participants' interests; and

.. any participant, with respect to interests the participant holds on behalf of other persons.

    As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt
Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

.. may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

..  may not receive or be entitled to receive physical delivery of certificated
   Book-Entry Debt Securities in exchange for the global certificate; and

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..  will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 2.2 of the Subordinated Indenture.)

    We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

    Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

..  Dominion;

..  the Trustee;

.. the Trust (only with respect to the Junior Subordinated Debentures if the Junior Subordinated Debentures are issued to a Trust); or

..  any agent of any of the above.

Covenants

    Under the Indentures we will:

.. pay the principal, interest and premium, if any, on the Debt Securities when due;

..  maintain a place of payment;

.. deliver an officer's certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures; and

.. deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003 &
   1006 of the Senior Indenture & Sections 4.1, 4.2 4.4 & 4.6 of the Subordinated Indenture.)

Consolidation, Merger or Sale

    The Indentures provide that we may consolidate or merge with or into, or sell all or substantially all of our properties and assets to, another corporation or other entity, provided that any successor assumes our obligations under the Indentures and the Debt Securities issued under the Indentures. We must also deliver an opinion of counsel to the Trustee affirming our compliance with all conditions in the applicable Indenture relating to the transaction. When the conditions are satisfied, the successor will succeed to and be substituted for us under the Senior Indenture, and we will be relieved of our obligations under the Senior Indenture and the Debt Securities issued under them. (Sections 801 & 802 of the Senior Indenture & Sections 11.1, 11.2 & 11.3 of the Subordinated Indenture.)

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

Events of Default

    Event of Default when used in each of the Indentures, will mean any of the following:

..  failure to pay the principal or any premium on any Debt Security when due;

.. with respect to the Senior Debt Securities, failure to deposit any sinking fund payment when due that continues for 60 days;

.. failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days (or for 30 days in the case of any Junior Subordinated Debentures); provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Junior Subordinated Debentures that permit such deferrals;

.. failure to perform any other covenant in the Indentures (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities (25% in the case of the Junior Subordinated Debentures) of that series give us written notice of the default;

..  certain events in bankruptcy, insolvency or reorganization of Dominion; or

.. any other Event of Default included in the Indentures or any supplemental indenture. (Section 501 of the Senior Indenture & Section 6.1 of the Subordinated Indenture.)

    In the case of a general covenant default described above, the Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

    An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indentures. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement.

    If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% (25%, in the case of the Junior Subordinated Debentures) in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the trust agreement. (Section 502 of the Senior Indenture & Section 6.1 of the Subordinated Indenture.)

    The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the

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

holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. (Sections 512, 601 & 602 of the Senior Indenture & Sections 6.6, 7.1 & 7.2 of the Subordinated Indenture.)

    The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Section 14.2 of the Subordinated Indenture.)

Satisfaction; Discharge

    We may discharge all our obligations (except those described below) to holders of the Debt Securities issued under the Indentures, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities. However, certain of our obligations under the Indentures will survive, including with respect to the following:

.. remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

.. rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the Trustee; and

..  the rights, obligations and immunities of the Trustee under the Indentures.
   (Section 401 of Senior Indenture & Section 12.1 of Subordinated Indenture.)

Modification of Indentures; Waiver

    Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Section 10.2 of the Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Section 10.1 of the Subordinated Indenture.)

    The holders of a majority of the outstanding Debt Securities of all series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Section 6.6 of the Subordinated Indenture.)

    In addition, under certain circumstances, the holders of a majority of the outstanding Junior Subordinated Debentures of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Debentures were issued. (Section 4.7 of the Subordinated Indenture.)

Concerning the Trustee

    The Chase Manhattan Bank is the Subordinated Indenture Trustee and the Trustee under the Senior Indenture. We and certain of our affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of ours and of certain of our affiliates are outstanding. It has purchased, and is likely to purchase in the future, our securities and securities of our affiliates.

    The Trustee will perform only those duties that are specifically set forth in the Indentures unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Section 7.1 of the Subordinated Indenture.)

    The Trustee administers its corporate trust business at 450 West 33rd Street, New York, New York 10001 (Attention: Institutional Trust Services).

ADDITIONAL TERMS OF SENIOR DEBT SECURITIES

Repayment at the Option of the Holder; Repurchases by Dominion

    We must repay the Senior Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, the Senior Debt Securities subject to repayment at the option of the holder will be subject to repayment:

..  on the specified Repayment Dates; and

.. at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture.)

    For any Senior Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 60 nor less than 30 calendar days prior to the date of repayment:

..  in the case of a certificated Senior Debt Security, the certificated Senior
   Debt Security and the form in the Senior Debt Security entitled Option of Holder to Elect Purchase duly completed; or

.. in the case of a book-entry Senior Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Senior Indenture.)

    Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Senior Debt Securities. Accordingly, beneficial

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

owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Senior Debt Securites or the global certificate representing the related book-entry Senior Debt Securities, on the securities depositary's records, to the Trustee. See DESCRIPTION OF DEBT SECURITIES--GLOBAL SECURITIES.

Defeasance

    We will be discharged from our obligations on the Senior Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Senior Debt Securities of the series. If this happens, the holders of the Senior Debt Securities of the series will not be entitled to the benefits of the Senior Indenture except for registration of transfer and exchange of Senior Debt Securities and replacement of lost, stolen or mutilated Senior Debt Securities. (Section 402 of the Senior Indenture.)

    Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related Senior Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Senior Debt Securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES

Additional Covenants Applicable to Junior Subordinated Debentures

    Under the Subordinated Indenture, we will:

..  maintain 100% ownership of any Trust to which the Junior Subordinated
   Debentures have been issued while the Junior Subordinated Debentures remain outstanding; and

.. pay to any Trust to which the Junior Subordinated Debentures have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that Trust, so that the net amounts received and retained by that Trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. (Sections 4.8 & 4.9 of the Subordinated Indenture.)

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

Option to Extend Interest Payment Period

    We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement. No Extension Period may extend beyond the maturity of the Junior Subordinated Debentures. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the Junior Subordinated Debentures, to the extent permitted by applicable law. (Section 2.10 of the Subordinated Indenture.)

    During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Junior Subordinated Debentures or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

..  dividends paid in common stock;

..  dividends in connection with the implementation of a shareholder rights plan;

..  payments to a trust holding securities of the same series under a guarantee;
   or

.. repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

    Each series of Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

.. we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

.. a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

.. the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Junior Subordinated Debentures have the right to receive any payments of principal or interest on their Junior Subordinated Debentures. (Sections 14.1 and 14.9 of the Subordinated Indenture.)

    Senior Indebtedness means, with respect to any series of Junior Subordinated Debentures, the principal, premium, interest

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

and any other payment in respect of any of the following:

.. all of our indebtedness for borrowed or purchased money that is evidenced by notes, debentures, bonds or other written instruments;

.. our obligations for reimbursement under letters of credit, banker's acceptances, security purchase facilities or similar facilities issued for our account;

.. any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

.. all indebtedness of others of the kinds described in the preceding categories which we have assumed or guaranteed.

    Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 1.1 of the Subordinated Indenture.)

    Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Debentures without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 10.2 & 14.7 of the Subordinated Indenture.)

    The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

    The following is a summary of the principal terms of the Trust Preferred Securities. The form of amended trust agreement is filed as an exhibit to the registration statement of which this prospectus forms a part, or is incorporated by reference. The terms of the Trust Preferred Securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

General

    The Trust will exist until terminated as provided in its amended trust agreement. Except under certain circumstances, we will be entitled to appoint, remove, or replace trustees, who will conduct the business and affairs of the Trust. The trustees of the Trust will consist of:

..  two employees, officers or affiliates of the Company as Administrative
   Trustees;

.. a financial institution unaffiliated with us that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, under the terms set forth in a prospectus supplement (the Property Trustee); and

.. one trustee with its principal place of business or who resides in the State of Delaware and who will act under the terms set forth in a prospectus supplement. (Sections 6.1 through 6.5 of the Amended Trust Agreement.)

    The amended trust agreement will authorize the Administrative Trustees to issue, on behalf of the Trust, two classes of trust securities, Trust Preferred Securities and trust common securities, each of which will have the terms described in this prospectus and in the prospectus supplement. We will own all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities, proportionately with the Trust Preferred Securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to payment for distributions and payments upon liquidation, redemption and otherwise, will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of the Trust. (Sections 3.6, 5.1, 5.2 and 7.1 of the Amended Trust Agreement.)

    The proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase our Junior Subordinated Debentures. These Junior Subordinated Debentures will be held in trust by the Property Trustee for the benefit of the holders of the trust securities. We will guarantee the payments of distributions and payments on redemption or liquidation with respect to the Trust Preferred Securities, but only to the extent the Trust has funds available to make those payments and has not made the payments. See DESCRIPTION OF THE GUARANTEE.

    The assets of the Trust available for distribution to the holders of Trust Preferred Securities will be limited to payments from us under the Junior Subordinated Debentures held by the Trust. If we fail to make a payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make related payments, including distributions, on its Trust Preferred Securities.

    The Guarantee, when taken together with our obligations under the Junior Subordinated Debentures, the Subordinated Indenture and the amended trust agreement, will provide a full and unconditional guarantee of amounts due on the Trust Preferred Securities issued by the Trust.

    The Trust Preferred Securities will have the terms, including distributions, redemption, voting, liquidation rights and other preferred, deferred or other special rights or restrictions that will be described in the amended trust agreement or made part of the amended trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the Trust Preferred Securities will mirror the terms of the Junior Subordinated Debentures held by the Trust. In other words, the distribution rate and the distribution payment dates and other payment dates for the Trust Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debentures. Holders of Trust Preferred Securities have no preemptive or similar rights. (Section 7.1 of the Amended Trust Agreement.)

Provisions of a Particular Series

    The Trust may issue only one series of Trust Preferred Securities. The applicable prospectus supplement will set forth the principal terms of the Trust Preferred Securities that will be offered, including:

..  the name of the Trust Preferred Securities;

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

..  the liquidation amount and number of Trust Preferred Securities issued;

.. the annual distribution rate(s) or method of determining such rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

..  the date from which distributions will be cumulative;

.. the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the Trust Preferred Securities will be purchased or redeemed, in whole or in part;

..  the terms and conditions, if any, upon which the Junior Subordinated
   Debentures and the related Guarantee may be distributed to holders of those Trust Preferred Securities;

.. any securities exchange on which the Trust Preferred Securities will be listed;

.. whether the Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depository for those global certificates and the specific terms of the depositary arrangements; and

.. any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities. (Article 7 of the Amended Trust Agreement.)

    The interest rate and interest and other payment dates of each series of Junior
Subordinated Debentures issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Trust Preferred Securities of the Trust.

Extensions

    We have the right under the Subordinated Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures. The Administrative Trustees will give the holders of the Trust Preferred Securities notice of any Extension Period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the Trust Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period. See ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES--OPTION TO EXTEND INTEREST PAYMENT PERIOD.

Distributions

    Distributions on the Trust Preferred Securities will be made on the dates payable to the extent that the Trust has funds available for the payment of distributions in the Property Account held by the Property Trustee. The Trust's funds available for distribution to the holders of the trust securities will be limited to payments received from us on the Junior Subordinated Debentures. We have guaranteed the payment of distributions out of monies held by the Trust to the extent set forth under DESCRIPTION OF THE GUARANTEE.

    Distributions on the Trust Preferred Securities will be payable to the holders named on the securities register of the Trust at the close of business on the record dates, which, as long as the Trust Preferred Securities remain in book-entry only form,

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

will be one business day prior to the relevant payment dates. Distributions will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the trust securities. In the event that the Trust Preferred Securities do not continue to remain in book-entry only form, the relevant record dates will conform to the rules of any securities exchange on which the Trust Preferred Securities are listed and, if none, the Administrative Trustees will have the right to select relevant record dates, which will be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Trust Preferred Securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the record date. (Section 7.2 of the Amended Trust Agreement.)

Mandatory Redemption of Trust Preferred Securities

    The Trust Preferred Securities have no stated maturity date, but will be redeemed upon the maturity of the Junior Subordinated Debentures or to the extent the Junior Subordinated Debentures are redeemed prior to maturity. The Junior Subordinated Debentures will mature on the date specified in the applicable prospectus supplement and may be redeemed at any time, in whole but not in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event as described under SPECIAL EVENT REDEMPTION.

    Upon the maturity of the Junior Subordinated Debentures, the proceeds of their repayment will simultaneously be applied to redeem all the outstanding trust securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debentures, either at our option or as a result of a Tax Event or an Investment Company Event, the proceeds from the redemption will simultaneously be applied to redeem trust securities having a total liquidation amount equal to the total principal amount of the Junior Subordinated Debentures so redeemed at the redemption price; provided, that holders of trust securities will be given not less than 20 nor more than 60 days' notice of the redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately. (Section 7.3 of the Amended Trust Agreement.)

Special Event Redemption

    Both a Tax Event and an Investment Company Act Event constitute Special Events for purposes of the redemption provisions described in the preceding paragraph.

    A Tax Event means that the Administrative Trustees have received an opinion of independent tax counsel experienced in those matters to the effect that, as a result of any amendment to, change or announced proposed change in:

.. the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or

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

.. any official administrative pronouncement, action or judicial decision interpreting or applying those laws or regulations,

.. which amendment or change becomes effective or proposed change, pronouncement, action or decision is announced on or after the date the Trust Preferred Securities are issued and sold, there is more than an insubstantial risk that:

.. the Trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the Junior Subordinated Debentures,

.. interest payable to the Trust on the Junior Subordinated Debentures is not or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes, or

.. the Trust is or within 90 days would be subject to a material amount of other taxes, duties or other governmental charges.

    An Investment Company Event means that the Administrative Trustees have received an opinion of a nationally recognized independent counsel to the effect that, as a result of an amendment to or change in the Investment Company Act or regulations thereunder on or after the date the Trust Preferred Securities are issued and sold, there is more than an insubstantial risk that the Trust is or will be considered an investment company and be required to be registered under the Investment Company Act. (Section 1.1 of the Amended Trust Agreement.)

Redemption Procedures

    The Trust may not redeem fewer than all the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or before the date of redemption. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

    If the Trust gives a notice of redemption in respect of the trust securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if we have paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, the Property Trustee will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Trust Preferred Securities, and the paying agent will pay the applicable redemption price to the holders of the trust common securities by check. If notice of redemption has been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of Trust Preferred Securities called for redemption will cease, except the right of the holders of the Trust Preferred Securities to receive the redemption price but without interest on the redemption price. In the event that any date fixed for redemption of Trust Preferred Securities is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that, if that business day falls in the next calendar year, payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of Trust Preferred Securities is improperly withheld or refused and not paid either by the Trust or by us under the Guarantee, distributions on the Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

    Subject to the foregoing and applicable law, including, without limitation, U.S. federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement. (Section 7.4 of the Amended Trust Agreement.)

Conversion or Exchange Rights

    The terms on which the Trust Preferred Securities are convertible into or exchangeable for common stock or our other securities will be contained in the applicable prospectus supplement. Those terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of common stock or our other securities to be received by the holders of Trust Preferred Securities would be subject to adjustment.

Distribution of the Junior Subordinated Debentures

    We will have the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, to cause Junior Subordinated Debentures to be distributed to the holders of the Trust Preferred Securities in a total stated principal amount equal to the total stated liquidation amount of the Trust Preferred Securities then outstanding. Prior to any such dissolution, we will obtain any required regulatory approvals. The right to dissolve the trust and distribute the Junior Subordinated Debentures will be conditioned on our receipt of an opinion rendered by an independent tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders. (Section 8.1 of the Amended Trust Agreement.)

Liquidation Distribution Upon Dissolution

    The amended trust agreement will state that the Trust will be dissolved:

..  upon our bankruptcy;

.. upon the filing of a certificate of dissolution or its equivalent with respect to us;

.. upon the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of at least a majority in liquidation amount of the Trust Preferred Securities, voting together as a single class;

.. 90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

.. upon the distribution of the related Junior Subordinated Debentures directly to the

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

  holders of the trust securities;

..  upon the redemption of all of the trust securities; or

..  upon entry of a court order for the dissolution of us or the Trust. (Section
   8.1 of the Amended Trust Agreement.)

    In the event of a dissolution, after the Trust pays all amounts owed to creditors, the holders of the Trust Preferred Securities will be entitled to receive:

.. cash equal to the total liquidation amount of each Trust Preferred Security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment, or

.. Junior Subordinated Debentures in a total principal amount equal to the total liquidation amount of the Trust Preferred Securities.

    If the Trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the Trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the Trust Preferred Securities will be paid before any distribution on the trust common securities. Under certain circumstances involving the dissolution of the Trust, subject to obtaining any required regulatory approval, Junior Subordinated Debentures will be distributed to the holders of the trust securities in liquidation of the Trust. (Section 8.2 of the Amended Trust Agreement.)

Trust Enforcement Events

    An event of default under the Subordinated Indenture relating to the Junior Subordinated Debentures will be an event of default under the amended trust agreement (a Trust Enforcement Event). See DESCRIPTION OF DEBT
SECURITIES--EVENTS OF DEFAULT.

    In addition, the voluntary or involuntary dissolution, winding up or termination of the Trust is also a Trust Enforcement Event, except in connection with:

.. the distribution of the Junior Subordinated Debentures to holders of the trust securities of the Trust,

..  the redemption of all of the trust securities of the Trust, and

.. mergers, consolidations or amalgamations permitted by the amended trust agreement of the Trust.

    Under the amended trust agreement, the holder of the trust common securities will be deemed to have waived any Trust Enforcement Event with respect to the trust common securities until all Trust Enforcement Events with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events with respect to the Trust Preferred Securities have been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the amended trust agreement and the Subordinated Indenture. In the event that any Trust
Enforcement Event with respect to the Trust Preferred Securities is waived by the holders of the Trust Preferred Securities as provided in the amended trust agreement, under the amended trust agreement the holders of trust common securities have agreed that the waiver also constitutes a waiver of the Trust Enforcement Event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holders of trust common securities. (Section 2.6 of the Amended Trust Agreement.)

    We and the Administrative Trustees must file annually with the Property Trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement. (Section 2.4 of the Amended Trust Agreement.)

    Upon the occurrence of a Trust Enforcement Event the Property Trustee, as the sole holder of the Junior Subordinated Debentures, will have the right under the Subordinated Indenture to declare the principal of, interest and premium, if any, on the Junior Subordinated Debentures to be immediately due and payable.

    If a Property Trustee fails to enforce its rights under the amended trust agreement or the Subordinated Indenture to the fullest extent permitted by law and subject to the terms of the amended trust agreement and the Subordinated Indenture, any holder of Trust Preferred Securities may sue us, or seek other remedies, to enforce the Property Trustee's rights under the amended trust agreement or the Subordinated Indenture without first instituting a legal proceeding against the Property Trustee or any other person. If a Trust Enforcement Event occurs and is continuing as a result of our failure to pay principal of or interest or premium, if any, on the Junior Subordinated Debentures when payable, then a holder of the Trust Preferred Securities may directly sue us or seek other remedies, to collect its proportionate share of payments owned. See RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST.

Removal and Replacement of Trustees

    Only the holders of trust common securities have the right to remove or replace the trustees of the Trust, except that while an event of default in respect of the Junior Subordinated Debentures has occurred or is continuing, the holders of a majority of the Trust Preferred Securities will have this right. The resignation or removal of any trustee and the appointment of a successor trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the amended trust agreement. (Section 6.6 of the Amended Trust Agreement.)

Mergers, Consolidations or Amalgamations of the Trust

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body (each, a Merger Event), except as described below. The Trust may, with the consent of a majority of its Administrative Trustees and without the consent of the holders of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

..  the successor entity either

.. assumes all of the obligations of the Trust relating to its trust securities, or

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

.. substitutes other securities for the trust securities that are substantially similar to the trust securities, so long as the successor securities rank the same as the trust securities for distributions and payments upon liquidation, redemption and otherwise;

.. we acknowledge a trustee of the successor entity who has the same powers and duties as the Property Trustee of the Trust, as the holder of the Junior Subordinated Debentures;

.. the Trust Preferred Securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the Trust Preferred Securities are then listed;

.. the Merger Event does not cause the Trust Preferred Securities or successor securities to be downgraded by any nationally recognized rating agency;

.. the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

..  the successor entity has a purpose identical to that of the Trust;

.. prior to the Merger Event, we have received an opinion of counsel from a nationally recognized law firm stating that

.. the Merger Event does not adversely affect the rights of the holders of the Trust Preferred Securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, and

.. following the Merger Event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

.. we guarantee the obligations of the successor entity under the successor securities in the same manner as in the Guarantee.

    In addition, unless all of the holders of the Trust Preferred Securities and trust common securities approve otherwise, the Trust will not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if, in the opinion of a nationally recognized tax counsel experienced in such matters, the transaction would cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes. (Section 3.15 of the Amended Trust Agreement.)

Voting Rights; Amendment of Trust Agreement

    The holders of Trust Preferred Securities have no voting rights except as discussed under MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF THE TRUST and DESCRIPTION OF THE GUARANTEE--AMENDMENTS, and as otherwise required by law and the amended trust agreement.

    The amended trust agreement may be amended if approved by a majority of the Administrative Trustees of the Trust. However, if any proposed amendment provides for, or the Administrative Trustees otherwise propose to effect,

.. any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise, or

.. the dissolution, winding-up or termination of the Trust other than under the terms of its amended trust agreement,

.. then the holders of the Trust Preferred Securities as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the Trust Preferred Securities affected by the amendment or proposal.

    No amendment may be made to an amended trust agreement if that amendment would:

..  cause the Trust to be characterized as other than a grantor trust for U.S.
   federal income tax purposes;

..  reduce or otherwise adversely affect the powers of the Property Trustee; or

.. cause the Trust to be deemed to be an investment company which is required to be registered under the Investment Company Act. (Section 11.1 of the Amended Trust Agreement.)

    The holders of a majority of the total liquidation amount of the Trust Preferred Securities have the right to:

.. direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee; or

.. direct the exercise of any power conferred upon the Property Trustee under the amended trust agreement, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to:

.. exercise the remedies available under the Subordinated Indenture with respect to the Junior Subordinated Debentures,

.. waive any event of default under the Subordinated Indenture that is waivable, or

..  cancel an acceleration of the principal of the Junior Subordinated
   Debentures.

    In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of that action, the Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes. (Section 7.5 of the Amended Trust Agreement.)

    As described in the form of amended trust agreement, the Property Trustee may hold a meeting to have holders of Trust Preferred Securities vote on a change or have them approve a change by written consent.

    If a vote by the holders of Trust Preferred Securities is taken or a consent is obtained, any Trust Preferred Securities owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

.. we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of Trust Preferred Securities; and

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

.. any Trust Preferred Securities owned by us or any of our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained. Section 7.5 of the Amended Trust Agreement.)

Information Concerning the Property Trustee

    The Chase Manhattan Bank is the Property Trustee. It is also the Guarantee Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. Dominion and certain of it affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which Dominion securities and securities of certain of its affiliates are outstanding.

    For matters relating to compliance with the Trust Indenture Act, the Property Trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a Trust Enforcement Event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of Trust Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the Trust Preferred Securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Trust Enforcement Event. (Section 3.9 of the Amended Trust Agreement.)

Information Concerning the Delaware Trustee

    Chase Manhattan Bank USA, National Association, will serve as trustee of the Trust in the State of Delaware for the purpose of complying with the provisions of the Delaware Business Trust Act. It is an affiliate of The Chase Manhattan Bank which serves as Property Trustee and in the other capacities described above under "Information Concerning the Property Trustee."

Information Concerning the Administrative Trustees

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in a way that:

.. will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

.. will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

.. will cause the Junior Subordinated Debentures it holds to be treated as our indebtedness for U.S. federal income tax purposes.

    We and the Administrative Trustee s are authorized to take any action, so long as it is consistent with applicable law or the certificate of trust or amended trust

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

agreement, that we and the Administrative Trustees determine to be necessary or desirable for those purposes. (Section 3.6 of the Amended Trust Agreement.)

DESCRIPTION OF THE GUARANTEE

    We will execute the Guarantee from time to time for the benefit of the holders of the Trust Preferred Securities.

    The Chase Manhattan Bank will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Preferred Securities.

    The following description of the Guarantee is only a summary. The form of Guarantee is an exhibit to the registration statement.

General

    We will irrevocably and unconditionally agree under the Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in the Guarantee, to the holders of the Trust Preferred Securities, to the extent that the Guarantee Payments are not paid by or on behalf of the Trust. We are required to pay the Guarantee Payments to the extent specified in the Guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person. (Section 5.1 of the Guarantee.)

    The following payments and distributions on the Trust Preferred Securities of the Trust are Guarantee Payments:

..  any accrued and unpaid distributions required to be paid on the Trust
   Preferred Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

.. the redemption price for any Trust Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

.. upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities of the Trust or the redemption of all the Trust Preferred Securities of the Trust, the lesser of:

.. the sum of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

.. the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities of the Trust in liquidation of the Trust. (Section 1.1 of the Guarantee.)

    We may satisfy our obligation to make a Guarantee Payment by making that payment directly to the holders of the related Trust Preferred Securities or by causing the Trust to make the payment to those holders. (Section 5.1 of the Guarantee.)

    The Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the Trust Preferred Securities from the time of issuance of the Trust Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Trust Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

    If we do not make the required payments on the Junior Subordinated Debentures that the Property Trustee holds under the Trust, the Trust will not make the related payments on the Trust Preferred Securities.

Subordination

    Our obligations under the Guarantee will be unsecured obligations. Those obligations will rank:

.. subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

.. equal in priority with the Junior Subordinated Debentures that we may issue and similar guarantees; and

..  senior to our preferred and common stock. (Section 6.2 of the Guarantee.)

    We have approximately $825 million in Junior Subordinated Debentures outstanding that will rank equal in priority with the Guarantee. We have common stock outstanding that will rank junior to the Guarantee.

    The Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity. (Section 5.4 of the Guarantee.)

    The terms of the Trust Preferred Securities will provide that each holder of the Trust Preferred Securities, by accepting those Trust Preferred Securities, agrees to the subordination provisions and other terms of the Guarantee.

Amendments

    We may amend the Guarantee without the consent of any holder of the Trust Preferred Securities to which the Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the Guarantee with the approval of the holders of at least 50% of the outstanding Trust Preferred Securities to which the Guarantee relates. (Section
9.2 of the Guarantee.)

Termination

    The Guarantee will terminate and be of no further effect when:

.. the redemption price of the Trust Preferred Securities to which the Guarantee relates is fully paid;

.. we distribute the related Junior Subordinated Debentures to the holders of those Trust Preferred Securities; or

..  the amounts payable upon liquidation of the related Trust are fully paid.
   (Section 7.1 of the Guarantee.)

    The Guarantee will remain in effect or will be reinstated if at any time any holder of the related Trust Preferred Securities must restore payment of any sums paid to that holder with respect to those Trust Preferred Securities or under the Guarantee.

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

Material Covenants

    We will covenant that, so long as any Trust Preferred Securities remain outstanding, if there is an event of default under the Guarantee or the amended trust agreement:

.. we will not make distributions related to our debt securities that rank equally with or junior to the Junior Subordinated Debentures, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

.. we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. We may, however, make the following types of distributions:

 .  dividends paid in common stock;

 . dividends in connection with the implementation of a shareholder rights plan;

 . payments to a trust holding securities of the same series under a guarantee; and

 . repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants. (Section 6.1 of the Guarantee.)

    Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Guarantee is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The Trust, as holder of the Guarantee and the Junior Subordinated Debentures will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

Events of Default

    An event of default will occur under the Guarantee if we fail to perform any of our payment obligations under the Guarantee. The holders of a majority of the Trust Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Trust Preferred Securities of that series. (Section 2.6 of the Guarantee.) The Guarantee Trustee is entitled to enforce the Guarantee for the benefit of the holders of the Trust Preferred Securities of a series if an event of default occurs under the related Guarantee. (Section 3.1 of the Guarantee.)

    The holders of a majority of the Trust Preferred Securities to which the Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to the Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under the Guarantee. Any holder of the related Trust Preferred Securities may institute a legal proceeding directly against us to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. (Section 5.4 of the Guarantee.)

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

Concerning the Guarantee Trustee

    The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. We and certain of our affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of ours and certain of our affiliates are outstanding.

    The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section
3.1 of the Guarantee.) Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Trust Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 3.2 of the Guarantee.)

Agreement as to Expenses and Liabilities

    We will enter into an Agreement as to Expenses and Liabilities as required under the Trust Agreement. The Agreement as to Expenses and Liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the Trust to each person or entity to whom the Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the trust common securities or other similar interests in the Trust the amounts due to the holders under the terms of the trust common securities or the similar interests.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST

    We will guarantee payments of distributions and redemption and liquidation payments due on the Trust Preferred Securities, to the extent the Trust has funds available for the payments, to the extent described under DESCRIPTION OF THE GUARANTEE. No single document executed by us in connection with the issuance of the Trust Preferred Securities will provide for our full, irrevocable and unconditional guarantee of the Trust Preferred Securities. It is only the combined operation of our obligations under the Guarantee, the amended trust agreement and the Subordinated Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Preferred Securities.

    As long as we make payments of interest and other payments when due on the Junior Subordinated Debentures held by the Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the Trust Preferred Securities issued by the Trust, primarily because:

.. the total principal amount of the Junior Subordinated Debentures will be equal to the sum of the total liquidation amount of the trust securities;

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

..  the interest rate and interest and other payment dates on the Junior
   Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

.. we will pay for any and all costs, expenses and liabilities of the Trust except its obligations under its Trust Preferred Securities; and

.. the amended trust agreement will provide that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

    If and to the extent that we do not make payments on the Junior Subordinated Debentures, the Trust will not have funds available to make payments of distributions or other amounts due on its Trust Preferred Securities. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of Trust Preferred Securities under the amended trust agreement to the extent we make a payment to you in any such legal action.

ACCOUNTING TREATMENT

    The Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of the Trust. The Trust Preferred Securities, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the Trust
Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. We will record distributions that the Trust pays on the Trust Preferred Securities as an expense in our consolidated statement of income.

DESCRIPTION OF CAPITAL STOCK

    As of December 31, 2000, our authorized capital stock was 520,000,000 shares. Those shares consisted of: (a) 20,000,000 shares of preferred stock, none of which were outstanding; and (b) 500,000,000 shares of common stock, of which approximately 245,800,000 shares were outstanding as of December 31, 2000. On February 16, 2001 our Board of Directors established the terms of and authorized the issuance of at least 665,000 shares of Series A Preferred Stock in connection with a proposed financing of Dominion Telecom's capital expansion program. No holder of shares of common stock or preferred stock has any preemptive rights.

Common Stock

  Listing

    Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "D". Any additional common stock we issue will also be listed on the NYSE.

  Dividends

    Common shareholders may receive dividends when declared by the Board of Directors. Dividends may be paid in cash, stock or other form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders.

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

Under certain circumstances, the Subordinated Indenture also restricts our ability to pay cash dividends.

  Fully Paid

    All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

  Voting Rights

    Each share of common stock is entitled to one vote in the election of directors and other matters. Common shareholders are not entitled to cumulative voting rights.

  Other Rights

    We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.

  Transfer Agents and Registrars

    We, along with Continental Stock Transfer & Trust Company, are transfer agent and registrar. You may contact us at the address listed on page 2 or Continental located in New York, New York.

Preferred Stock

    The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we issue preferred stock, the specific designations and rights will be described in the prospectus supplement and a description will be filed with the SEC.

    Our Board of Directors can, without approval of shareholders, issue one or more series of preferred stock. The Board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

    The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will rank on a parity in all respects with any outstanding preferred stock we may have and will have priority over our common stock as to dividends and distributions of assets. Therefore, the rights of any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

    The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

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

VIRGINIA STOCK CORPORATION ACT AND THE ARTICLES AND THE BYLAWS

General

    We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our Articles of Incorporation and Bylaws, address corporate governance issues, including the rights of shareholders. Some of these provisions could hinder management changes while others could have an anti-takeover effect. This anti-takeover effect may, in some circumstances, reduce the control premium that might otherwise be reflected in the value of our common stock. If you are buying this stock as part of a short-term investment strategy, this might be especially important to you.

    We have summarized the key provisions below. You should read the actual provisions of our Articles and Bylaws and the Virginia Act that relate to your individual investment strategy.

  Business Combinations

    Our Articles require that any merger, share exchange or sale of substantially all of the assets of the Company be approved by a plurality of the shares represented at a meeting where a quorum is present. Abstentions and broker non-votes have the same effect as a vote against the matter.

    Section 13.1-725 of the Virginia Act contains several provisions relating to transactions with interested shareholders. Interested shareholders are holders of more than 10% of any class of a corporation's outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that material affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of the corporation with its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

    For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder and was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required.

    The provisions of the Virginia Act relating to affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

    The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

    The Virginia Act also contains provisions regulating certain control share acquisitions, which are transactions causing

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

the voting strength of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

    Our Bylaws give us the right to redeem the shares purchased by an acquiring person in a control share acquisition. We can do this if the acquiring person fails to deliver a statement to us listing information required by the Virginia Act or if our shareholders vote not to grant voting rights to the acquiring person.

    The Virginia Act permits corporations to opt out of the control share acquisition provisions. We have not opted out.

Directors' Duties

    The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgement of the best interest of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Directors' actions are not subject to a reasonableness or prudent person standard. Virginia's federal and state courts have focused on the process involved with directors' decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations in other states.

Board of Directors

    Members of our Board of Directors serve one-year terms and are elected annually. Directors may be removed from office for cause by the vote of two-thirds of the outstanding shares entitled to vote.

Shareholder Proposals and Director Nominations

    Our shareholders can submit shareholder proposals and nominate candidates for the Board of Directors if the shareholders follow advance notice procedures described in our Bylaws.

    To nominate directors, shareholders must submit a written notice to our corporate secretary at least 60 days before a scheduled meeting. The notice must include the name and address of the shareholder and of the nominee, a description of any arrangements between the shareholder and the nominee, information about the nominee required by the SEC, the written consent of the nominee to serve as a director and other information.

    Shareholder proposals must be submitted to our corporate secretary at least 90 days before the first anniversary of the date of our last annual meeting. The notice must include a description of the proposal, the reasons for presenting the proposal at the annual meeting, the text of any resolutions to be presented, the shareholder's name and address and number of shares held and any

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

material interest of the shareholder in the proposal.

    Director nominations and shareholder proposals that are late or that do not include all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Meetings of Shareholders

    Under our Bylaws, meetings of the shareholders may be called only by the chairman of the board, the president or a majority of the Board of Directors. This provision could have the effect of delaying until the next annual shareholders' meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities, because such person or entity, even if it acquired a majority of our outstanding voting securities, would be able to take action as a shareholder, such as electing new directors or approving a merger, only at a duly called shareholders' meeting.

Amendment of Articles

    Generally, our Articles may be amended by a plurality of the shares represented at a meeting where a quorum is present. Some provisions of the Articles, however, may only be amended or repealed by a vote of at least two-thirds of the outstanding shares entitled to vote.

Indemnification

    We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us.
Limitation of Liability

    Our Articles provide that our directors and officers will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors or officers, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors or officers. This provision applies only to claims against directors or officers arising out of their role as directors or officers and not in any other capacity. Directors and officers remain liable for violations of the federal securities laws and we retain the right to pursue legal remedies other than monetary damages, such as an injunction or rescission for breach of the officer's or director's duty of care.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

    We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and beneficial interests in debt securities, trust preferred securities, preferred stock or debt obligations of third parties, including U.S.

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treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

    The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

    We currently have 8,250,000 stock purchase units outstanding. These stock purchase units trade on the NYSE under the symbol "DCP." They obligate holders to purchase up to 8,088,300 shares of our common stock from us by November 16, 2004.

PLAN OF DISTRIBUTION

    We may sell the offered securities (a) through agents; (b) through underwriters or dealers; or (c) directly to one or more purchasers.

By Agents

    Offered securities may be sold through agents that we designate. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

    If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

    We may also sell offered securities directly. This may include sales of our common stock to holders of our stock purchase units. In this case, no underwriters or agents would be involved.

General Information

    Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the Act), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

    We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

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    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS

    McGuireWoods LLP, counsel to the Company, will issue an opinion about the legality of the offered securities for us. As of December 31, 2000, partners of McGuireWoods LLP own less than one half of one percent of our common stock. Certain matters relating to the formation of the Trust and the issuance of the Trust Preferred Securities under Delaware law and the Trust Agreements will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Trusts and the Company. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

    The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The audited historical consolidated financial statements of CNG incorporated by reference in Dominion's Form 8-K filed with the SEC on February 1, 2000, incorporated by reference in this prospectus, have been so incorporated in reliance of the report of PricewaterhouseCoopers LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

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               6,000,000 Upper DECS/SM/ Equity Income Securities

                    Consisting of 6,000,000 Corporate Units

                           Dominion Resources, Inc.


        [LOGO] Dominion
                        [LOGO OF DOMINION RESOURCES INC.]

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                   P R O S P E C T U S  S U P P L E M E N T

                                March 13, 2002

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                             Salomon Smith Barney

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